                                                                      EXHIBIT 10







                     MORTGAGE WAREHOUSING LOAN AGREEMENT

                           CENTRAL PACIFIC MORTGAGE
                                     AND
                        PNC BANK, NATIONAL ASSOCIATION

                            as of April 15, 1998














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                              TABLE OF CONTENTS




                                                                                                                PAGE
ARTICLE 1.  DEFINITIONS
         A.       Defined Terms...................................................................................3
         B.       Index to Other Defined Terms....................................................................8
         C.       Other Definitional Provisions...................................................................8

ARTICLE 2.  TERMS OF THE CREDIT

         A.       Commitment......................................................................................9
         B.       Purpose of the Credit Facility..................................................................9
         C.       Note............................................................................................9
         D.       Procedure for Advance against Underlying Loans..................................................9
         E.       Procedure for Advance Against Mortgage-Backed Securities........................................9
         F.       Payment Procedure..............................................................................10
         G.       Non-Use Fee....................................................................................10

ARTICLE 3.  COLLATERAL

         A.       Collateral.....................................................................................10
         B.       Deliveries to PNC Relative to Underlying Loans.................................................11
                  [1]      Single-Family Document Funding........................................................11
                  [2]      Single-Family Wet Settlement Funding..................................................11
         C.       Deliveries to PNC Relative to Mortgage-Backed Securities.......................................11
         D.       Review of Documentation........................................................................12
         E.       Evidence of Purchase Commitments...............................................................12
         F.       Release of Documentation for Correction........................................................12
         G.       Delivery to Qualified Investors................................................................13
         H.       Notification of Repayment......................................................................14

ARTICLE 4.  CONDITIONS PRECEDENT

         A.       Conditions Precedent to Initial Funding........................................................14
                  [1]      Resolutions...........................................................................14
                  [2]      Organizational Documents..............................................................14
                  [3]      Legal Opinion as to Borrower..........................................................15
                  [4]      Report of Financing Statements........................................................15
                  [5]      Compliance Certificate................................................................15
                  [6]      List of Other Credit Facilities.......................................................15
                  [7]      Funding Application...................................................................15
                  [8]      List of Investors.....................................................................15
                  [9]      Closing Agents........................................................................15


                                       i
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


                  [10]     Field Examination.....................................................................15
                  [11]     Evidence of Insurance.................................................................15
                  [12]     Licenses..............................................................................15
                  [13]     Loan Documents and Other Conditions...................................................15
         B.       Conditions Precedent to Subsequent Advances....................................................16

ARTICLE 5.  COVENANTS

         A.       Affirmative Covenants..........................................................................16
                  [1]      Payments of Indebtedness..............................................................16
                  [2]      Examination by PNC....................................................................16
                  [3]      Financial Statements and Reports of Borrower..........................................16
                           [a]      Annual Audited Financial Statements, Auditors'
                                    Report Thereon, and Auditors' Certificate....................................16
                           [b]      Quarterly Financial Statements...............................................16
                           [c]      Quarterly Compliance Certificate.............................................16
                           [d]      Other Reports................................................................17
                  [4]      Books and Records.....................................................................17
                  [5]      Insurance.............................................................................17
                  [6]      Compliance with Laws..................................................................17
                  [7]      Taxes and Assessments.................................................................17
                  [8]      Corporate Existence...................................................................17
                  [9]      Events of Default and Notice..........................................................17
                  [10]     Other Loan Agreements.................................................................17
                  [11]     Payment of Indebtedness; Compliance with Agreements...................................17
                  [12]     Management............................................................................18
                  [13]     ERISA.................................................................................18
                  [14]     Other Acts............................................................................18
                  [15]     Notification..........................................................................18
         B.       Financial Covenants............................................................................18
                  [1]      Minimum GAAP Net Worth................................................................18
                  [2]      Maximum Leverage Ratio................................................................18
         C.       Negative Covenants.............................................................................18
                  [1]      No Other Loan Facilities..............................................................18
                  [2]      No Unapproved Investor................................................................19
                  [3]      No Merger.............................................................................19
                  [4]      Guaranties............................................................................19
                  [5]      Financial Accommodations Regarding Affiliates.........................................19
                  [6]      Dividends.............................................................................19
                  [7]      Fiscal Year, Method of Accounting.....................................................19
                  [8]      Business..............................................................................19
                  [9]      Use of Proceeds.......................................................................19
                  [10]     Actions with Respect to Underlying Loan Documentation.................................19
                  [11]     Transactions with Affiliates..........................................................20


                                       ii
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


                  [12]     Liens.................................................................................20
                  [13]     Change of Principal Office............................................................20

ARTICLE 6.  REPRESENTATION AND WARRANTIES

         A.       Existence......................................................................................20
         B.       Subsidiaries...................................................................................20
         C.       No Restrictions on Performance.................................................................20
         D.       Proper Execution...............................................................................21
         E.       Legal Proceedings; Taxes.......................................................................21
         F.       ERISA..........................................................................................21
         G.       No Misrepresentations..........................................................................21
         H.       Inducement to PNC..............................................................................22

ARTICLE 7.  DEFAULTS AND REMEDIES

         A.       Events of Default..............................................................................22
                  [1]      Payments..............................................................................22
                  [2]      Covenants and Agreements..............................................................22
                  [3]      Accuracy of Statements................................................................22
                  [4]      Judgments.............................................................................22
                  [5]      Borrower's Solvency...................................................................22
                  [6]      Termination of Suspension of Business.................................................23
                  [7]      Other Indebtedness....................................................................23
                  [8]      Material Adverse Change...............................................................23
                  [9]      Loan Documents........................................................................23
                  [10]     Default on Other Indebtedness.........................................................23
                  [11]     Insecurity............................................................................23
         B.       Remedies Upon Default..........................................................................23
                  [1]      Acceleration..........................................................................23
                  [2]      Advances; Termination of Agreement....................................................24
                  [3]      Judgment..............................................................................24
                  [4]      Offsets...............................................................................24
                  [5]      Rights Under Collateral Agreements....................................................24
                  [6]      Foreclosure...........................................................................24
                  [7]      Possession............................................................................24
                  [8]      Collection of Accounts................................................................24
                  [9]      Performance by PNC....................................................................24
                  [10]     Suspension of Payment.................................................................25
         C.       Rights Cumulative..............................................................................25

ARTICLE 8.  MISCELLANEOUS

         A.       Interpretation.................................................................................25
         B.       Notices........................................................................................25


                                      iii
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


         C.       Governing Law..................................................................................26
         D.       Section Titles.................................................................................26
         E.       Severability...................................................................................26
         F.       Integration....................................................................................26
         G.       Successors and Assigns.........................................................................26

Exhibits

A        -- Mortgage Loan Warehousing Note
B        -- Mortgage Loan Warehousing Security Agreement
C-1      -- Funding Application - Warehouse Advance
C-2      -- Funding Application - Wet Funding Advance
D        -- Officer's Certificate of Compliance
E        -- Trust Receipt
F        -- Shipping Schedule
G-1      -- Bailee Letter -- Document Custodian
G-2      -- Bailee Letter -- Direct Investor
H        -- Financing Statement
I        -- Closing Agenda
J        -- Resolutions for Extensions of Credit and Incumbency Certificate
K        -- Officer's Certificate
L        -- Form of Opinion of Counsel to Borrower

                                                      Central Pacific Mortgage

                       MORTGAGE WAREHOUSING LOAN AGREEMENT
                               (Warehousing Lines)


                  THIS MORTGAGE WAREHOUSING LOAN AGREEMENT (this "Agreement") is made and entered into as of April 15, 1998, by and between PNC BANK, NATIONAL ASSOCIATION ("PNC"), a national banking association, with an office and place of business at 500 West Jefferson Street, Louisville, Kentucky 40202 (Attention:
Warehouse Lending) and CENTRAL PACIFIC MORTGAGE ("Borrower"), a California corporation, with its chief executive office at 5750 Sunrise Boulevard, Suite 250, Citrus Heights, California 95610.

                  Certain terms expressed in initial capital letters used in this Agreement are defined in context and shall have the meanings so defined whenever used herein. An index to such terms is contained in Section 1B hereof. Certain other terms used in this Agreement are defined in Article 1 hereof. All such terms shall have the meanings assigned to them, unless the context otherwise requires.

                                  INTRODUCTION:

                  A. Borrower is in the business of originating, acquiring and selling loans secured by Mortgages on real property (each a "Mortgage Loan"), including Mortgage Loans secured by Mortgages on single-family (1 to 4 family) residence premises ("Single-Family Mortgage Loans"). In the ordinary course of Borrower's business, Mortgage Loans it makes or acquires are intended to be sold to responsible long-term investors or pledged or otherwise transferred to secure mortgage-backed securities ("Mortgage-Backed Securities") that are then sold to such investors.

                  Certain Mortgage-Backed Securities created by Borrower are issued or guaranteed by GNMA pursuant to Section 306(g) of the National Housing Act, as amended, FNMA pursuant to the National Housing Act, as amended, or FHLMC pursuant to the Emergency Home Finance Act of 1970, as amended (collectively, "Agency Securities"). Borrower obtains commitments from long-term investors or representatives of long-term investors, including recognized dealers in the secondary mortgage market and FNMA and FHLMC (when they are purchasing for their own account), to purchase Mortgage Loans or Agency Securities or other types of Mortgage-Backed Securities issued on the basis of pools of Mortgage Loans ("Mortgage Pools") originated or acquired by Borrower. Such commitments obligate the investor or dealer to purchase Mortgage Loans or Agency Securities or other Mortgage-Backed Securities at a specific price on or before a specified time. All of such commitments are hereinafter referred to as "Purchase Commitments," which term shall include all Purchase Commitments issued by FNMA, FHLMC and other investors or dealers ("Investors"). FNMA, FHLMC and other substantial and reputable Investors approved by PNC are hereafter referred to as "Qualified Investors."

                  B. In order to finance its origination and acquisition of Single-Family Mortgage Loans, Borrower has applied to PNC for loans under this Agreement. Each advance of loan funds will be used by Borrower to finance or refinance the origination or acquisition of Single-Family Mortgage Loans and the holding of such loans until they are sold, delivered or pledged in connection with the issuance of Agency Securities or other Mortgage-Backed Securities directly or indirectly backed by such Mortgage Loans.

                  PNC requires that in order for Borrower to obtain an Advance, Borrower must deliver to PNC, in pledge to PNC under the Security Agreement:

                           [1] the instruments and other documents evidencing and securing one of the following types of first priority Single-Family Mortgage Loans:

                                    [a] Single-Family Mortgage Loans insured by
                  FHA under the National Housing Act, as amended, or Title V of the Housing Act of 1949, as amended, or guaranteed by VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code, or with respect to which there are current, binding and enforceable commitments for such insurance issued by FHA or for such guaranties issued by VA, together with all rights and interests related to such Mortgage Loans ("Government-Backed Mortgage Loans");

                                    [b] Single-Family Mortgage Loans made on a
                  conventional basis not insured or guaranteed by FHA or VA ("Conventional Mortgage Loans") that comply with all applicable requirements for purchase under either the FNMA or the FHLMC standard form of conventional mortgage purchase contract and any supplement thereto then in effect, together with all rights and interests related to such Mortgage Loans ("Conforming Conventional Mortgage Loans"); or

                                    [c] Single-Family Mortgage Loans that would
                  be Conforming Conventional Mortgage Loans in all other respects but that exceed the maximum individual loan limits of FNMA and FHLMC, together with all rights and interests related to such Mortgage Loans ("Jumbo Conventional Mortgage Loans"); or

                           [2] GNMA, FNMA or FHLMC Mortgage-Backed Securities, when delivered upon issuance based on Single-Family Mortgage Loans or Multi-Family Mortgage Loans originally pledged hereunder, together with all rights and interests related to such Mortgage-Backed Securities.

                  The Underlying Loans and Mortgage-Backed Securities, when duly pledged and delivered under the Security Agreement, together with the related Purchase Commitments and all related property, rights and interests, and certain accounts and general intangibles, and the proceeds thereof, all as more fully set forth in Section 1 of the Security Agreement, constitute the Collateral. Sufficient Warehousing Collateral is required to be pledged as necessary to maintain the Loan Value in the amount required to collateralize the amount of Advances outstanding under this Agreement. Each Underlying Loan and Mortgage-Backed Security must be covered by a Purchase Commitment from a Qualified Investor and must conform to the representations and warranties set forth in the Security Agreement. The Underlying Notes and Mortgage-Backed Securities and other instruments included in the Collateral, the proceeds thereof, and all other funds in the Funding Account are to be treated as "cash collateral" as that term is defined in Section 363(a) of the Bankruptcy Code.

                  Now therefore, in consideration for the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PNC and Borrower agree as follows:


                                  ARTICLE 1.
                                 DEFINITIONS

         A. Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires.

                  "Advance" shall mean a disbursement by PNC of any sum to Borrower in connection with this Agreement.

                  "Affiliate" shall mean a Person directly or indirectly controlling, controlled by, or under common control with Borrower and includes without limitation Guarantor and any other shareholder, director or executive officer of Borrower.

                  "Agency" shall mean GNMA, FNMA or FHLMC and "Agencies" shall be the collective reference to them.

                  "Business Day" shall mean a day on which PNC is open for business at its office in Louisville, Kentucky.

                  "Closing Agent" shall mean a major, nationally recognized title insurance company or its duly authorized agent who shall act as closing agent or closing attorney in connection with one or more Underlying Loans.

                  "Collateral" shall mean the property and rights relative thereto more particularly described in Section 1 of the Security Agreement.

                  "Commitment Amount" shall mean $25,000,000.

                  "Credit Facility" shall mean the aggregate principal amount available to Borrower under this Agreement.

                  "Custodian" shall mean any Person holding Underlying Notes and related documents for the benefit of PNC as secured lender to Borrower and may include PNC itself.

                  "Document Funding" shall mean the funding of an Advance relative to an Underlying Loan based upon Borrower's delivery to PNC of those items set forth in Section 3B[1] of this Agreement.

                  "Events of Default" shall mean any of the events specified in
Section 7A of this Agreement.

                  "FHA" shall mean the Federal Housing Administration, or its successor.

                  "FHLMC" shall mean the Federal Home Loan Mortgage Corporation, or its successor.

                  "FNMA" shall mean the Federal National Mortgage Association, or its successor.

                  "Funding Account" shall mean the non-interest bearing demand deposit account established by Borrower with PNC to be used for:

                  [1]      the deposit of:

                           [a]      proceeds of Advances by PNC;

                           [b]      any sums by Borrower;

                  [2] the withdrawal by Borrower of proceeds of Advances.

                  "Funding Application" shall mean Borrower's request for an Advance and certificate relative to an Underlying Loan, to be in the form of Exhibit C-1 hereto for Document Funding for Single-Family Mortgage Loans or in the form of Exhibit C-2 hereto for Wet Settlement for Single- Family Mortgage Loans.

                  "GAAP" shall mean generally accepted accounting principles consistently applied as in effect at the time of application of the provisions hereof so as to reflect properly the financial condition, and the results of operations and cash flows, of Borrower; provided, that wherever in this Agreement principles of accounting different from those required by GAAP are specified, the principles of accounting so specified in this Agreement shall govern.

                  "GAAP Net Worth" of a Person shall mean the excess of the total assets of such Person (excluding from such assets any indebtedness to such Person of any shareholder or Affiliate) over the total debt of such Person, determined in accordance with GAAP.

                  "GNMA" shall mean the Government National Mortgage Association, or its successor.

                  "Ineligible Loan" shall mean any:

                           [1] Government-Backed Mortgage Loan, Conforming Conventional Mortgage Loan, or Jumbo Conventional Mortgage Loan that has not been purchased by a Qualified Investor within one hundred twenty (120) days of PNC's initial Advance with respect thereto;

                           [2] Underlying Loan for which the documentation required by this Agreement has not been delivered to PNC within the period prescribed herein seven (7) Business Days after the related Advance in the case of an Underlying Loan funded through Wet Settlement);

                           [3] Underlying Loan in a principal amount exceeding $600,000;

                           [4] Underlying Loan dated more than ninety (90) days prior to the date it is pledged hereunder;

                           [5] Underlying Loan that has been shipped to an Investor and not purchased within forty-five
                                    (45) days from the date of shipment;

                           [6]      Underlying Loan that has become delinquent;
                                    and

                           [7] Underlying Loan that is not covered by an effective Purchase Commitment.

                  "Insured Closing Letter" shall mean a letter addressed to PNC from a major, nationally recognized title company acceptable to PNC assuming certain responsibilities to PNC relative to actions or omissions by such title company and its agents in closing Underlying Loans.

                  "Loan" shall mean at any time the aggregate outstanding principal amount of all Advances made hereunder evidenced by the Note.

                  "Loan Documents" shall mean this Agreement, the Note, the Security Agreement, related financing statements, certificates and any and all other instruments now or hereafter executed and delivered by Borrower in connection with the Credit Facility, as any of the foregoing may be amended or supplemented from time to time.

                  "Loan Value" shall mean the sum of:

                           [1] with respect to Government-Backed Mortgage Loans, Conforming Conventional Mortgage Loans, and Jumbo Conventional Mortgage Loans that are not Ineligible Loans subject to a Purchase Commitment from PNC Mortgage Company, 100% of the lesser of [x] Par or [y] the Takeout Price;

                           [2] with respect to Government-Backed Mortgage Loans, Conforming Conventional Mortgage Loans, and Jumbo Conventional Mortgage Loans that are not Ineligible Loans subject to a Purchase Commitment from a Qualified Investor other than PNC Mortgage Company, 98% of the lesser of [x] Par or [y] the Takeout Price;

                           [3] with respect to Mortgage-Backed Securities subject to a Purchase Commitment from PNC Mortgage Company, 100% of the Loan

                                    Value of the Underlying Loans backing such Mortgage-Backed Securities calculated according to clause [1] preceding; and

                           [4] with respect to Mortgage-Backed Securities subject to a Purchase Commitment from a Qualified Investor other than PNC Mortgage Company, 98% of the Loan Value of the Underlying Loans backing such
                                    Mortgage-Backed Securities calculated
                                    according to clause [1] preceding;

                  provided, however, that:

                           "Par" shall mean, with respect to any Underlying Loan, the lowest of [i] the actual outstanding amount of such Underlying Loan, [ii] the amount advanced to the mortgagor less any discount given or points paid or deducted at closing or [iii] in the case of a purchased Underlying Loan not originated by Borrower, the net purchase price actually remitted to the seller of such Underlying Loan and, for the purposes of clause [iii] of this definition, "net purchase price" shall mean the purchase price of such Underlying Loan less any brokerage fees or commissions paid, if any, and less servicing released premiums paid, if any; and

                           "Takeout Price" shall mean the purchase price of an Underlying Loan based on the required yield under the applicable mandatory delivery Purchase Commitment held by Borrower.

                  "Material Adverse Effect" shall mean any material adverse influence on or change relative to [i] the validity or enforceability of any Loan Document, [ii] the business, operations and assets of Borrower, [iii] the Collateral, or [iv] Borrower's ability to fulfill its obligations under any Loan Document.

                  "Maximum Loan Amount" shall mean the lesser of [x] the Commitment Amount or [y] the Loan Value.

                  "Mortgage" shall mean a mortgage, deed of trust, deed to secure debt and any other form of security instrument used to create a lien or other encumbrance upon real property as security for debt.

                  "Net Collected Balances" shall mean collected balances maintained by Borrower with PNC in the Funding Account exclusive of [i] reserve requirements and [ii] the costs and expenses to PNC in establishing and maintaining such account and other activity charges, including without limitation deposit insurance assessments.

                  "Note" shall mean the Mortgage Loan Warehousing Note to be executed by Borrower in the form of Exhibit A hereto and all renewals, modifications and extensions thereof.

                  "Officer's Certificate of Compliance" shall mean a certificate substantially in the form of Exhibit D hereto, executed by a duly authorized officer of Borrower.

                  "Person" shall mean any natural person, corporation, partnership, limited liability company, trust, estate or government or political subdivision.

                  "Purchase Proceeds" shall mean the proceeds of the sale of an Underlying Loan or Mortgaged-Backed Security to an Investor.

                  "Security Agreement" shall mean the Mortgage Loan Warehousing Security Agreement to be executed by Borrower in the form of Exhibit B attached hereto and all amendments and modifications thereof.

                  "Sublimit" shall mean the reference to the Wet Settlement Sublimit.

                  "Subsidiary" shall mean any corporation, association, partnership, trust or other entity the majority interest of which is directly or indirectly owned or controlled by Borrower.

                  "Termination Date" shall mean April , 1999 or such later date as may be designated by PNC by written notice from PNC to Borrower (it being understood that in no event shall PNC be under any obligation to extend the Termination Date beyond the date specified above or any extension thereof by
PNC).

                  "Underlying Loans" shall mean Government-Backed Mortgage Loans, Conforming Conventional Mortgage Loans, and Jumbo Conventional Mortgage Loans, for which Advances have been made by PNC.

                  "Underlying Mortgages" shall mean Mortgages securing Underlying Loans.

                  "Underlying Notes" shall mean promissory notes evidencing Underlying Loans.

                  "VA" shall mean the Department of Veterans Affairs, or its successor.

                  "Warehousing Collateral" shall have the meaning ascribed to it in the Security Agreement.

                  "Wet Settlement" shall mean the funding of an Advance for an Underlying Loan that is a Single-Family Mortgage Loan based upon Borrower's submission to PNC of a Funding Application by facsimile transmission and Borrower's subsequent delivery to PNC of those items set forth in Section 3B[2] of this Agreement.

                  "Wet Settlement Sublimit" shall mean the maximum aggregate amount outstanding at any time of Advances that have been made to fund Underlying Loans pursuant to Wet Settlement, which such amount shall not exceed 25% of the Commitment Amount.

                  "Wire Clearing Account" shall mean PNC's general clearing account to be used for:

                  [1]      the receipt of:

                           [a]      Purchase Proceeds for Underlying Loans;

                           [b]      Purchase Proceeds for Mortgage-Backed
                                    Securities;

                           [c]      Purchase Proceeds for other Collateral; and

                           [d]      any payments by Borrower; and

                  [2] the withdrawal by PNC of sums to repay the Loan in accordance with the terms of the Note and to pay such other sums to PNC as provided in this Loan Agreement and the Note.

         B. Index to Other Defined Terms. The following terms are defined in context in the paragraph or section indicated.


                  Term                                           Paragraph (Paragraph) or Section (Section)
         Agency Securities                                             Introduction, Paragraph A
         Agreement                                                     Preamble
         Borrower                                                      Preamble
         Conforming Conventional Mortgage Loans                        Introduction, Paragraph B, Section [1][b]
         ERISA                                                         Article 5, Paragraph A, Section [13]
         Government-Backed Mortgage Loans                              Introduction, Paragraph B, Section [1][a]
         Investors                                                     Introduction, Paragraph A
         Jumbo Conventional Mortgage Loans                             Introduction, Paragraph B, Section [1][c]
         Mortgage-Backed Securities                                    Introduction, Paragraph A
         Mortgage Loan                                                 Introduction, Paragraph A
         Mortgage Pool                                                 Introduction, Paragraph A
         Plan                                                          Article 5, Paragraph A, Section [13]
         PNC                                                           Preamble
         Purchase Commitments                                          Introduction, Paragraph A
         Qualified Investors                                           Introduction, Paragraph A
         Single-Family Mortgage Loans                                  Introduction, Paragraph A
         Trust Company                                                 Article 3, Paragraph C

         C.       Other Definitional Provisions.

                  [1] Unless otherwise specified therein, all terms defined in this Agreement shall have the above-defined meanings when used in the Note or any other Loan Document, report or other document made or delivered pursuant hereto.

                  [2] Defined terms used herein in the singular shall import the plural and vice versa.


                                  ARTICLE 2.
                             TERMS OF THE CREDIT

         A. Commitment. PNC agrees to make Advances to Borrower on a revolving credit basis from time to time on any Business Day from the date of this Agreement through the Termination Date in an amount not to exceed at any one time outstanding the Maximum Loan Amount, subject to the terms and conditions of this Agreement. In no event shall PNC be obligated to disburse sums in excess of any Sublimit or any other limitation herein. If at any time the Loan Value shall be less than the Loan, Borrower shall repay so much of the Loan as may be necessary to cause the Loan Value to be greater than or equal to the Loan. PNC shall not be obligated to make an Advance if an Event of Default shall have occurred and is then existing hereunder or under any other Loan Document beyond any applicable grace or curative period contained therein. PNC shall have the right to refuse to make an Advance at any time without prior notice to Borrower. Within the foregoing limits, Borrower may borrow, repay and reborrow.

         B. Purpose of the Credit Facility. Proceeds of the Credit Facility and Advances made to Borrower by PNC under the Note shall be used by Borrower to fund the origination and acquisition of Underlying Loans.

         C. Note. To evidence the Loan and the Credit Facility, Borrower shall execute and deliver to PNC the Note dated as of the date hereof. The Note shall be payable and bear interest as set forth therein.

         D. Procedure for Advance against Underlying Loans. Borrower shall deliver to PNC not later than 2:00 p.m. (Louisville, Kentucky time) on the Business Day preceding the Business Day on which Borrower desires to borrow against Underlying Loans, a Funding Application containing Borrower's written request for an Advance and specifying the amount of the Advance that it desires to borrow and Collateral and documents specified by Section 3B relative to the type of Advance requested by Borrower. At its discretion, PNC shall deposit the Advance in the Funding Account on the date such Advance was requested provided that: [i] no Event of Default has occurred or is existing; [ii] all terms and conditions of this Agreement and the other Loan Documents relative to an Advance have been satisfied; and [iii] the making of the Advance shall not cause the Loan to exceed the Maximum Loan Amount or any Sublimit or other limitation herein, or otherwise cause or result in the violation of any of the terms of this Agreement or any other Loan Document. Funding Applications received subsequent to 2:00 p.m. (Louisville, Kentucky time) shall be processed for an Advance on the second following Business Day.

         E. Procedure for Advance Against Mortgage-Backed Securities. Borrower shall deliver to PNC not later than 2:00 p.m. (Louisville, Kentucky time) on the Business Day preceding the Business Day on which Borrower desires to borrow against Mortgage-Backed Securities, a written request for an Advance against Mortgage-Backed Securities and specifying the amount of the

Advance that it desires to borrow and identifying the Mortgage-Backed Securities constituting the Collateral and shall furnish the documents specified by Section 3C. At its discretion, PNC shall deposit the Advance in the Funding Account on the date such Advance was requested provided that: [i] no Event of Default has occurred or is existing; [ii] all terms and conditions of this Agreement and the other Loan Documents relative to an Advance have been satisfied; and [iii] the making of the Advance shall not cause the Loan to exceed the Maximum Loan Amount or any Sublimit or other limitation herein, or otherwise cause or result in the violation of any of the terms of this Agreement or any other Loan Document. Requests received subsequent to 2:00 p.m. (Louisville, Kentucky time) shall be processed for an Advance on the second following Business Day.

         F. Payment Procedure. All payments of principal and interest, fees, expenses and other obligations under the Note and this Agreement shall be made by Borrower to the Wire Clearing Account before 3:00 p.m. (Louisville, Kentucky time) on the respective dates when due in federal or other immediately available funds at PNC's address. Funds received after 3:00 p.m. (Louisville, Kentucky time) may be treated for all purposes as having been received by PNC on the Business Day next following the date of receipt of such funds. All payments received by PNC shall be applied, in such order as PNC shall determine in its sole discretion, to payment of costs, expenses, fees and reasonable attorneys' fees arising out of or in connection with this Agreement and the other Loan Documents; to the payment of interest then due and payable under the Note; and to the principal of the Note. Borrower hereby authorizes PNC to charge the Wire Clearing Account for such payments and obligations without further notice to or consent from Borrower.

         G. Non-Use Fee. Beginning on the first day of the calendar month following the date of this Agreement and continuing on the first day of each month thereafter until the Termination Date, Borrower shall pay a non-use fee to PNC, in arrears, at the rate of 0.125% per annum on the average daily balance of the Credit Facility that was undisbursed during the preceding month (pro rata for the first month). The non-use fee shall be computed on the basis of a year of 360 days and paid on the actual number of days elapsed and shall be paid quarterly in arrears, upon receipt of statement from PNC.


                                  ARTICLE 3.
                                  COLLATERAL

         A. Collateral. To secure payment of the Note and all obligations of Borrower to PNC under this Agreement and the other Loan Documents, Borrower shall [i] grant to PNC a first and prior lien on and security interest in the Collateral as more particularly described in Section 1 of the Security Agreement, [ii] deliver to PNC the Collateral and related documents specified in
Section 3B as to Underlying Loans and in Section 3C as to Mortgage-Backed Securities, and [iii] execute all documents and instruments, including the Security Agreement, and perform all other acts reasonably deemed necessary by PNC to perfect the security interest and lien of PNC in and to the Collateral.

         B. Deliveries to PNC Relative to Underlying Loans. Whenever Borrower desires to receive an Advance to fund an Underlying Loan, Borrower shall deliver to PNC the Collateral and related documents hereinafter specified.

                  [1] Single-Family Document Funding. Whenever Borrower desires Document Funding of a Single-Family Mortgage Loan, Borrower shall deliver to
PNC: [i] the original Underlying Note, endorsed in blank by Borrower; [ii] original assignment(s) in blank of the Mortgage relating to the Underlying Loan, executed and acknowledged by Borrower, and in such form as to be recordable by PNC in the appropriate governmental office(s) at any time PNC in its sole discretion shall deem necessary during the period in which the Advance shall be outstanding; [iii] certified copies of any interim assignments; [iv] a copy of the Purchase Commitment relative to each such Underlying Loan; and [v] a Funding Application in the form of Exhibit C-1 hereto, completed and executed by Borrower.

                  [2] Single-Family Wet Settlement Funding. Whenever Borrower desires Wet Settlement Funding of a Single-Family Mortgage Loan, Borrower shall deliver a copy by facsimile transmission or the original by expedited delivery to arrive on the date for which such funding is requested, of the Funding Application in the form of Exhibit C-2 relative to such Underlying Loan. Upon receipt of the Funding Application, PNC shall, subject to the Wet Settlement Sublimit, fund the Advance and wire transfer the proceeds of the Advance in accordance with the instructions set forth in the Funding Application.

                  In addition, Borrower shall, within seven (7) Business Days of PNC's funding the Advance, deliver to PNC the Collateral specified in Section 3B[1][i], [ii] and [iii], [iv]. In the event Borrower shall fail to deliver such Collateral within such period, then PNC shall withdraw funds in the amount of the Advance from the Funding Account to repay such Advance. Borrower hereby authorizes PNC to make such withdrawals without further notice to, consent of, or authorization from Borrower. In the event the Funding Account shall not contain sums sufficient to repay the Advance, then Borrower shall immediately upon PNC's demand repay PNC such sum.

         C. Deliveries to PNC Relative to Mortgage-Backed Securities. Mortgage-Backed Securities in certificated form shall be deemed delivered when the original certificates are deposited with PNC or the Custodian, together with transfer powers duly executed in blank or other instruments of assignment, in each case satisfactory to PNC, permitting the negotiation, transfer and collection thereof. In the case of Agency Securities that are issued in book entry form, such Agency Securities shall be delivered when PNC or the Custodian receives a confirmation from another bank or trust company that is a member of a federal reserve bank and a direct participant in the Participants Trust Company as depository, in the case of GNMA Mortgage-Backed Securities, that is approved by PNC and that has a custody or trust agreement with PNC confirming to PNC that [x] in its capacity as an independent custodian or such approved member bank and participant with an approved custody or trust agreement (the "Trust Company"), it has received on FedWire (or from Participants Trust Company) confirmation that the requisite number of such securities have been credited to the safekeeping account of Participants Trust Company and [y] Participants Trust Company has received valid irrevocable instructions to transfer such securities only as instructed by PNC. If anything appears on any security or on any confirmation, or in any document or paper associated with the security, indicating that title to such securities is subject to any lien, encumbrance or adverse claim (including that of Participants Trust Company), or that Borrower or Participants Trust Company would be able to transfer such security without PNC's instructions, then such security shall not be included in the calculation of Loan Value.

         D. Review of Documentation. Upon PNC's receipt of the documents set forth in Section 3B or Section 3C, it shall review the same for conformity to PNC's collateral review standards and notify Borrower of any nonconformity. If any document submitted relative to an Underlying Loan or Mortgage-Backed Security shall require correction or otherwise to be conformed to PNC's collateral review standards, then such document shall be returned to Borrower for correction and the Underlying Loan or Mortgage-Backed Security to which the document relates shall be ineligible for inclusion in the calculation of Loan Value.

                  Upon the furnishing of items in Section 3B or Section 3C, as the case may be, in form and substance satisfactory to PNC and subject to compliance with all other procedures and conditions relative to an Advance set forth in Section 3B or Section 3C and elsewhere in this Agreement, Borrower shall receive an Advance in the amount indicated on the Funding Application; provided, however, in the event the amount requested for an Advance as indicated on the Funding Application does not comply with requirements for inclusion in the calculation of Loan Value based upon PNC's review of the materials submitted, then the amount requested for Advance shall be adjusted by PNC prior to making the Advance.

         E. Evidence of Purchase Commitments. Borrower shall deliver to PNC such evidence as PNC may require, in form and substance satisfactory to PNC, of Purchase Commitments held by Borrower for the sale to Qualified Investors of all Underlying Loans and Mortgage-Backed Securities to be financed under this Agreement. Subsequent to the initial Advance, such evidence will be furnished by Borrower to PNC without request no less frequently than monthly and at all such other times as PNC may reasonably request as more particularly set forth in
Section 5A[3][d] of this Agreement. Borrower covenants and agrees to use its best efforts to maintain Purchase Commitments for the purchase of Underlying Loans and Mortgage-Backed Securities to be financed under this Agreement in amounts satisfactory to PNC. At the option of PNC, Borrower shall execute further documentation required by PNC, including without implied limitation assignments of all such Purchase Commitments. In the event it becomes apparent that Underlying Loans or Mortgage-Backed Securities are not covered by Purchase Commitments from Qualified Investors, PNC, in its sole and absolute discretion, may determine that Underlying Loans or Mortgaged-Backed Securities without Purchase Commitments are to be excluded from the calculation of Loan Value and may require Borrower to repay the Loan to the extent necessary so that the amount of the Loan does not exceed the Loan Value.

         F. Release of Documentation for Correction. In the event Borrower or PNC shall determine that a document relative to an Underlying Loan or Mortgage-Backed Security fails to meet PNC's collateral review standards or is otherwise deficient subsequent to the initial review by PNC, then upon Borrower's delivery to PNC of a trust receipt substantially in the form of Exhibit E hereto, PNC shall deliver such document to Borrower for correction. Any such nonconforming document delivered to Borrower for correction shall be corrected or otherwise conformed to PNC's collateral review standards and delivered to PNC within ten (10) days of PNC's delivery of such document to Borrower. In the event Borrower shall fail to make corrections or conform the documents to PNC's collateral review standards within this period, then PNC shall withdraw funds from the Funding Account in the amount of the Advance relative to the Underlying Loan or Mortgage-Backed Security to which the deficient documents relate without further notice to, consent of or authorization from Borrower. In the event the Funding Account shall not contain sums sufficient to repay the Advance, Borrower shall immediately upon PNC's demand repay PNC such sum.

         G. Delivery to Qualified Investors. Upon receipt of Borrower's Shipping Schedule substantially in the form of Exhibit F hereto or such other form as may be acceptable to PNC, PNC shall deliver to Qualified Investors or their document custodians for purchase by the Qualified Investors pursuant to current Purchase Commitments the Underlying Notes and other documents held by PNC relative to the Underlying Loan or Mortgage-Backed Securities covered by such Purchase Commitments, subject to the following terms and conditions:

                  [1] Each delivery must be accompanied by instructions to the Qualified Investors [i] in the case of sales of Underlying Loans, to remit the Purchase Proceeds directly to the Wire Clearing Account or, in the case of any Underlying Loan that is not purchased on the settlement date in accordance with the Purchase Commitment, to return the delivered Underlying Note and other documents relative to the Underlying Loan to PNC immediately, and [ii] in the case of the sale of a Mortgage-Backed Security, to issue such security on a book-entry or certificate basis to the Wire Clearing Account. The sale of Mortgage-Backed Securities shall be "delivery versus payment" and the Purchase Proceeds shall be deposited directly by Qualified Investors into the Wire Clearing Account. In no case shall delivery be unrestricted or for delivery to Borrower directly.

                  [2] In addition, prior to any delivery or transfer of custody of Underlying Loans to GNMA, FHLMC, or FNMA, PNC will assemble documents relative to the Underlying Loans in pre-pool status for delivery to GNMA, FHLMC and FNMA at Borrower's request and Borrower shall deliver to PNC the original and any required copies of all necessary or appropriate forms to effect delivery and payment. Such forms will be included by PNC with the delivery or transfer of custody to GNMA, FHLMC, or FNMA.

                  [3] PNC agrees to provide and execute such forms and documents as are necessary to accomplish deliveries of Underlying Loans and Mortgage-Backed Securities.

                  [4] Borrower shall provide PNC with information relative to institutions serving as document custodians for Qualified Investors as set forth in Section 4.A[10].

                  [5] When delivering Underlying Notes and related documents to a Qualified Investor for which PNC is not acting as the document custodian, such delivery shall be by overnight courier in general use in the industry and shall be accompanied by a bailee letter from PNC to the Investor substantially in the form of Exhibit G-2 hereto. Borrower acknowledges and agrees to PNC's typing the name of Borrower's authorized officer on the bailee letter to indicate Borrower's agreement with the instructions contained therein. PNC shall have no liability for loss or delay in connection with such deliveries, except for any loss arising from the gross negligence or willful misconduct of any employee, agent or officer of PNC.

                  [6] When delivering Underlying Notes and related documents to a third party who is acting as document custodian for Mortgage-Backed Securities, such delivery shall be by overnight courier in general use in the industry and shall be accompanied by a bailee letter from PNC to such document custodian substantially in the form of Exhibit G-1 hereto. Borrower acknowledges and agrees to PNC's typing the name of Borrower's authorized officer on the bailee letter to indicate Borrower's agreement with the instructions contained therein. PNC shall have no liability for loss or delay in connection with such deliveries, except for any loss arising from the gross negligence or willful misconduct of any employee, agent or officer of PNC.

                  [7] PNC shall not be required to forward any Underlying Notes and related documents unless the request to ship is received by PNC prior to 3:00 p.m., Louisville, Kentucky time one (1) Business Day prior to the requested delivery.

                  [8] Borrower shall provide PNC with express mail and expedited delivery service packaging, including airbills addressed to Qualified Investors or their designees with PNC's return address shown thereon. Borrower shall pay directly for such packaging.

                  [9] In the event Borrower shall receive Purchase Proceeds for an Underlying Loan or Mortgage-Backed Security from an Investor notwithstanding PNC's instructions to the contrary, Borrower shall immediately deposit the Purchase Proceeds so received in the Wire Clearing Account and advise PNC of the Underlying Loan or Mortgage-Backed Security to which such payment relates.

         H. Notification of Repayment. PNC will notify Borrower daily by telephone of the amount deposited by Investors in the Wire Clearing Account.


                                  ARTICLE 4.
                             CONDITIONS PRECEDENT

         A. Conditions Precedent to Initial Funding. PNC shall not be obligated to make the initial Advance hereunder, unless PNC has received the following in form and substance acceptable to PNC and its counsel:

                  [1] Resolutions. Copies of resolutions of the Board of Directors of Borrower and such other corporate records, certified by the Secretary of Borrower, as PNC may request evidencing authorization and approval of the execution and delivery of this Agreement and the other Loan Documents, and such other agreements, certificates and instruments as are in fact executed and delivered by Borrower in connection with this Agreement.

                  [2] Organizational Documents. Certified copies of the instrument of incorporation and by-laws of Borrower, with all amendments thereto.

                  [3] Legal Opinion as to Borrower. An opinion addressed to PNC from counsel to Borrower.

                  [4] Report of Financing Statements. A report of UCC financing statements, amendments and related filings made in the office of the Secretary of State of Borrower's chief executive office set forth in the Preamble, and as applicable, reports of any such local filings, that name Borrower as debtor.

                  [5] Compliance Certificate. An Officer's Certificate of Compliance dated as of the date of the initial Advance. Each request by Borrower for an additional Advance shall constitute reaffirmation by Borrower that such representations and warranties are true and correct in all material respects as of the date such Advance is to be made.

                  [6] List of Other Credit Facilities. A list certified by a duly authorized officer of Borrower of any and all existing credit facilities and a summary description of same including the name of the lender, the amount and maturity date of the credit facility, a description of the collateral therefor and the purpose of the credit facility.

                  [7] Funding Application. A Funding Application and all documents, instruments and other writings referred to therein.

                  [8] List of Investors. A list of all Investors and, if applicable, their document custodians, together with mailing addresses, telephone numbers and contact persons for the Investors and document custodians.

                  [9] Closing Agents. To the extent possible, a list of all Closing Agents that Borrower will use to close Underlying Loans by Wet Settlement, together with Insured Closing Letters for such Closing Agents.

                  [10] Field Examination. An on-site field examination performed by PNC's employees at PNC's expense.

                  [11] Evidence of Insurance. Certified copies of Borrower's hazard insurance, fidelity insurance or bond ($300,000 minimum limit), errors and omissions insurance ($300,000 minimum limit) and blanket bond coverage, and an endorsement to such blanket bond naming PNC as an additional insured thereunder.

                  [12] Licenses. Copies of all licenses and permits required by applicable law so as to permit Borrower to conduct a mortgage banking business and related activities.

                  [13] Loan Documents and Other Conditions. All Loan Documents, duly executed, and such other documents as PNC and its counsel may reasonably require and evidence satisfactory to PNC and its counsel of the fulfillment of any further conditions precedent to the closing of this Agreement.

         B. Conditions Precedent to Subsequent Advances. PNC shall not be obligated to make any subsequent Advance hereunder: [i] if, at any time such Advance is requested, an Event of Default shall have occurred; or [ii] unless PNC has received those materials required for funding an Advance specified in
Section 3B and/or Section 3C of this Agreement.


                                  ARTICLE 5.
                                  COVENANTS

         A. Affirmative Covenants. Until payment in full of the entire principal balance of and all accrued interest on the Loan, and all other obligations relative thereto, Borrower agrees to observe and comply with all of the following affirmative covenants and agreements:

                  [1] Payments of Indebtedness.Borrower shall make full and timely payment of the principal of and accrued interest on the Loan and on all other indebtedness of Borrower to PNC in accordance with their respective terms.

                  [2] Examination by PNC. Borrower shall, at all reasonable times, permit PNC to examine any or all of Borrower's operations, books and financial records, to make excerpts therefrom and transcripts thereof, to discuss the operations, affairs, finances and accounts of Borrower with its principal officers and to conduct any audit or similar examination (including, without limitation, a collateral audit) deemed necessary or appropriate by PNC.

                  [3] Financial Statements and Reports of Borrower. Borrower shall furnish or shall cause the following to be furnished to PNC:

                           [a] Annual Audited Financial Statements, Auditors' Report Thereon, and Auditors' Certificate. Within ninety (90) days after the end of each fiscal year of Borrower, financial statements of Borrower for and as of the end of such fiscal year prepared in accordance with GAAP, all in reasonable detail and accompanied by [i] the unqualified opinion of independent certified public accountants acceptable to PNC and [ii] a certificate from such accountants to the effect they know of no condition or event that then constitutes an Event of Default hereunder or, if any such condition or event then exists, specifying the nature and period of existence thereof.

                           [b] Quarterly Financial Statements. Within thirty
         (30) days after the end of each fiscal quarter of Borrower, financial statements of Borrower (including income statement and balance sheet) for and as of the end of the period from the beginning of Borrower's applicable fiscal year to the end of such fiscal quarter prepared in accordance with GAAP and certified by the chief executive officer or chief financial officer of Borrower as being true and accurate.

                           [c] Quarterly Compliance Certificate. Within thirty
         (30) days after the end of each fiscal quarter of Borrower or more frequently if requested by PNC, an Officer's

         Certificate of Compliance, showing among other things, that, as of that date, Borrower was in compliance with the covenants in Section 5B[2] of this Agreement.

                           [d] Other Reports. Promptly after any request therefor, such other reports, whether the same, similar or dissimilar to the foregoing, as PNC may reasonably specify.

                  [4] Books and Records. Borrower shall at all times maintain its books and records at its chief executive office at the address set forth in the Preamble.

                  [5] Insurance. Borrower shall obtain and maintain in full force and effect hazard and fidelity insurance, errors and omissions and blanket bond coverages in conformity with the Uniform Single Audit Program as specified by the Mortgage Bankers' Association in such amounts and with such companies as are reasonably satisfactory to PNC, to protect against loss, theft or destruction of the security for the Credit Facility or defalcation(s) by Borrower or any of its officers and directors. Borrower shall maintain coverage for PNC as additional loss payee under Borrower's blanket bond.

                  [6] Compliance with Laws. Borrower shall comply with all applicable governmental statutes, regulations and rules governing the conduct of Borrower's business and ownership of property.

                  [7] Taxes and Assessments. Borrower shall pay all taxes, assessments and governmental charges and levies imposed upon Borrower, Borrower's income or any property before the same become delinquent; provided, however, that no such tax, assessment, charge or levy need be paid so long as the validity thereof shall be contested in good faith by appropriate proceedings for which a bond or other security satisfactory to PNC shall have been posted; and provided further that Borrower shall have set aside on Borrower's books adequate reserves therefor.

                  [8] Corporate Existence. Borrower shall preserve and maintain Borrower's corporate existence and qualification to do business in good standing in every jurisdiction in which the nature of the business conducted by Borrower or the properties owned by Borrower require such qualification.

                  [9] Events of Default and Notice. Borrower shall, promptly upon obtaining knowledge of the occurrence or existence of any Event of Default, or of the occurrence or existence of a condition or event which, with notice or the lapse of time, or both, would constitute an Event of Default, deliver to PNC a notice specifying the nature thereof, the period of existence thereof, and what action Borrower has taken or proposes to take with respect thereto.

                  [10] Other Loan Agreements. Borrower shall give written notice to PNC at least five (5) Business Days prior to the date Borrower enters into any other loan agreement.

                  [11] Payment of Indebtedness; Compliance with Agreements. Borrower shall pay and discharge all of Borrower's debts and obligations timely in accordance with their respective terms, and shall at all times comply with each and every term and provision of the documents evidencing and securing such debts and obligations, and with each and every lease, contract, agreement or obligation Borrower may have or be a party to with any Person or as to which any of its properties may be subject.

                  [12] Management. Borrower shall notify PNC of any changes in the voting control, stock ownership or management of Borrower.

                  [13] ERISA. With respect to any Plan ("Plan" shall mean an employee pension benefit plan or pension covered by ERISA, hereafter defined, which is guaranteed by the Pension Benefit Guaranty Corporation or any successor thereto) maintained or adopted by Borrower, Borrower shall [i] at all times make prompt payments of contributions required to be made to meet the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); [ii] promptly after the filing thereof furnish to PNC copies of all reports of prohibited transactions and accumulated funding deficiencies required to be made pursuant to the provisions of ERISA; and [iii] notify PNC promptly of the occurrence of any Reportable Event within the meaning of ERISA.

                  [14] Other Acts. Borrower agrees, upon the request of PNC, to duly execute and deliver, or cause to be duly executed and delivered, such further instruments, and do or cause to be done such further acts, as may be necessary or proper in the reasonable opinion of PNC to carry out more effectively the provisions of this Agreement and the other Loan Documents.

                  [15] Notification. Borrower shall notify PNC of any default by Borrower on any other credit facility available to Borrower.

         B. Financial Covenants. Until payment in full of the entire balance of and all accrued interest on the Loan and all other obligations relative thereto, Borrower agrees that Borrower will observe and comply with all of the following financial covenants and agreements.

                  [1] Minimum GAAP Net Worth. Borrower agrees to maintain a minimum GAAP Net Worth of $2,500,000 exclusive of amounts due to or due from Affiliates.

                  [2] Maximum Leverage Ratio. Borrower agrees to maintain the ratio of its total liabilities to GAAP Net Worth, in each case exclusive of amounts due to or due from Affiliates, at not more than 14.0 to 1.0.

         C. Negative Covenants. Until payment in full of the entire principal balance of and all accrued interest on the Loan, and all other obligations relative thereto, Borrower agrees to observe and comply with all of the following negative covenants and agreements:

                  [1] No Other Loan Facilities. Borrower shall not maintain or establish any loan facilities other than pursuant to this Agreement.

                  [2] No Unapproved Investor. Borrower shall not request an Advance hereunder with respect to any Underlying Loan to be sold to an Investor that PNC has not approved as a Qualified Investor.

                  [3] No Merger. Borrower shall not merge or consolidate with or into any other Person, nor shall Borrower acquire by purchase or otherwise acquire all or substantially all of the assets (except to the extent that such assets consist solely of Underlying Notes, Mortgage-Backed Securities and rights to service mortgage loans) or capital stock or other equity securities of any other Person nor shall Borrower sell or otherwise dispose of all or substantially all of its assets other than in the ordinary course of its busineSection

                  [4] Guaranties. Except as may be required of Borrower in the ordinary course of its business, Borrower shall not guarantee, endorse, assume, indemnify, become surety for, or otherwise become responsible for the obligations of any other Person in an aggregate amount exceeding $100,000 without first notifying PNC relative to any such obligations and obtaining PNC's prior consent thereto.

                  [5] Financial Accommodations Regarding Affiliates. Borrower agrees not to advance, directly or indirectly, to any Affiliate of Borrower any sums in the form of loans, purchase of capital stock or prepayments for future services rendered by such Affiliate, or otherwise in excess of an aggregate of $50,000.

                  [6] Dividends. Borrower shall not declare or pay any dividends on any class of equity securities.

                  [7] Fiscal Year, Method of Accounting. Borrower shall not change its fiscal year or method of accounting without thirty (30) days prior written notice to PNC.

                  [8] Busines. Borrower shall not, directly or indirectly, engage in any business other than that currently engaged in by Borrower or any other business customarily engaged in by other corporations in the mortgage banking busineSection

                  [9] Use of Proceeds. Borrower shall not permit the proceeds of Advances to be used for any purpose other than those permitted by Section 2B hereof.

                  [10] Actions with Respect to Underlying Loan Documentation. Borrower shall not:

                           [a] Compromise, extend, release, or adjust payments on any Underlying Loan or Mortgage-Backed Security or related documentation, accept a conveyance of mortgaged property in full or partial satisfaction of any Underlying Loan, or release any Underlying Mortgage;

                           [b] Agree to the amendment or termination of any Purchase Commitment in which PNC has a security interest hereunder or to substitution of a Purchase Commitment for a Purchase Commitment in which PNC has a security interest hereunder, if such amendment, termination or substitution may reasonably be expected (as determined by PNC in its sole discretion) to have a Material Adverse Effect;

                           [c] Transfer, sell, assign or deliver any Underlying Loan or Mortgage- Backed Security pledged to PNC to any Person other than PNC, except pursuant to a Purchase Commitment and the terms of this Agreement and the Security Agreement; or

                           [d] Grant, create, incur, permit or suffer to exist any lien upon any Underlying Loan or Mortgage-Backed Security except:
         [i] liens granted to PNC to secure the Loan and [ii] such non-consensual liens as may be deemed to arise as a matter of law pursuant to any Purchase Commitment.

                  [11] Transactions with Affiliates. Subject to any other restriction herein, Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transactions are in the ordinary course of Borrower's business and are upon fair and reasonable terms no less favorable to Borrower than Borrower could obtain in a comparable arm's length transaction with a Person other than an Affiliate.

                  [12] Liens. Borrower shall not hereinafter grant, create, incur, assume, permit or suffer to exist any lien, other than liens that secure payment of the Credit Facility, upon any of its property without first notifying PNC relative to any such lien and obtaining PNC's prior consent thereto. PNC agrees that such consent shall not be unreasonably withheld.

                  [13] Change of Principal Office. Borrower shall not move its chief executive office from the address set forth in the preamble of this Agreement without thirty (30) days prior written notice to PNC.


                                   ARTICLE 6.
                          REPRESENTATION AND WARRANTIES

         A. Existence. Borrower is [i] a corporation duly organized and validly existing under the laws of state of Borrower's incorporation set forth in the Preamble; [ii] qualified to do business as a foreign corporation in all states in which such qualification is required; and [iii] duly qualified to conduct mortgage banking activities in accordance with the banking laws of the state of Borrower's incorporation set forth in the Preamble and all other states in which such qualification is required.

         B. Subsidiaries.  Borrower has no subsidiaries.

         C. No Restrictions on Performance. The execution or delivery of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement and the other Loan Documents does not:

                  [1] require the consent or approval of, or registration with, any federal, state, municipal or other governmental commission, board, agency, bureau, authority, official or regulatory body;

                  [2] violate any provision of law, any order of any court or any order, rule or regulation of any agency of government;

                  [3] conflict with or results in a breach of any of the terms, conditions or provisions of any corporate restriction or of any agreement or instrument to which Borrower,, or any Affiliate is a party or by which Borrower or any of Borrower's properties may be bound or affected; or

                  [4] result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower, except liens and security interests in favor of PNC.

         D. Proper Execution. The officers executing and delivering this Agreement and the other Loan Documents on behalf of Borrower have been duly authorized to do so, and this Agreement and the other Loan documents are legally binding upon Borrower in every respect in accordance with their respective terms.

         E. Legal Proceedings; Taxes. There are no actions, proceedings or investigations pending or, to the knowledge of Borrower, threatened by or before any federal, state, municipal or other governmental department, commission, board, agency, bureau, authority or official involving the likelihood of any material judgment or liability against Borrower, or questioning or threatening Borrower's right to carry on the business that Borrower presently conducts or proposes to conduct, or that, if adversely determined, would cause a Material Adverse Effect. All tax returns and reports of Borrower required by law to be filed have been duly filed and all taxes, assessments, fees and other governmental charges upon Borrower or upon any of Borrower's assets, income or franchises that are due and payable, have been paid. Borrower does not know of any unpaid assessment for additional federal taxes for any fiscal period.

         F. ERISA. No fact or circumstance, including but not limited to any Reportable Event within the meaning of ERISA, exists in connection with any Plan of the Company that might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation or for the appointment of a trustee to administer any such Plan. For purposes of this representation and warranty, Borrower shall be deemed to have knowledge of all facts attributable to any administrator of any such Plan.

         G. No Misrepresentations. This Agreement, the other Loan Documents, the financial covenants referred to herein and the financial information relative to Borrower heretofore submitted to PNC prior to the date hereof do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make any statement made not misleading.

         H. Inducement to PNC. The foregoing representations and warranties are an inducement to PNC to enter into this Agreement, and each request for an Advance by Borrower shall constitute a reaffirmation of each and every representation and warranty of Borrower contained in this Article 6.


                                  ARTICLE 7.
                            DEFAULTS AND REMEDIES

         A. Events of Default. Each of the following shall constitute an Event of Default hereunder:

                  [1] Payments. If Borrower fails to make any payment of principal or interest on the Note or any payment of any fee, expense or other amount due hereunder, under the Note, or under any other Loan Document and such payment shall remain unpaid for a period of ten (10) days after any such payment is due.

                  [2] Covenants and Agreements. If Borrower shall fail or omit to perform or observe any covenant, agreement, condition or other provision contained or referred to in this Agreement or in any other Loan Document (other than a provision requiring a payment described in Section 7[A][1] preceding), and such failure or omission shall not have been fully corrected to the satisfaction of PNC within ten (10) days after the mailing by PNC to Borrower of written notice of the occurrence thereof.

                  [3] Accuracy of Statements. If any representation or warranty of other statement of fact contained in this Agreement, in any other Loan Document or in any writing, certification, report or statement at any time furnished to PNC pursuant to or in connection with this Agreement or in connection with obtaining the Credit Facility or otherwise shall have been false or misleading in any material respect or shall have omitted to state a material fact as of the date such representation, warranty or statement of fact was made.

                  [4] Judgments. If a final judgment for the payment of money in excess of $10,000.00 in the aggregate shall be entered against Borrower, and such judgment shall remain unsatisfied and in effect for a period of thirty (30) consecutive days after the entry thereof, and shall not have been discharged or the execution thereof stayed pending appeal, or if so stayed, within ten (10) days after the expiration of any such stay if such judgment shall not have been discharged.

                  [5] Borrower's Solvency. If Borrower shall [i] make a general assignment for the benefit of creditors; [ii] apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of the assets of Borrower is appointed; [iii] be adjudicated a bankrupt or insolvent; [iv] file a voluntary petition in bankruptcy or file a petition or any answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law relating to relief of debtors, or admit (by answer, default or otherwise) the material allegations of a petition filed against Borrower in any bankruptcy, reorganization, insolvency or other proceedings relating to relief for debtors; [v] suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental agency of competent jurisdiction that assumes control of Borrower, approves a petition seeking reorganization of Borrower or any other judicial modification of the rights of Borrower's creditors, or appoints a receiver, trustee, custodian or liquidator for Borrower or all or a substantial part of Borrower's assets; or [vi] fail to pay Borrower's debts as and when the same mature.

                  [6] Termination of Suspension of Business. If Borrower shall terminate or suspend the transaction of business.

                  [7] Other Indebtedness. If any other indebtedness of Borrower to PNC shall remain unpaid beyond any applicable grace or curative period contained in the documents evidencing and securing such indebtedness or if Borrower or any Affiliate shall fail or omit to perform or observe any covenant, agreement, condition or other provision contained or referred to in any agreement evidencing or securing such indebtedness of Borrower or any Affiliate to PNC and such failure to omission shall not have been fully corrected to the satisfaction of PNC within any applicable curative period contained in the documents evidencing and securing such indebtedness.

                  [8] Material Adverse Change. If any Material Adverse Change shall occur in the condition of Borrower, financial or otherwise.

                  [9] Loan Documents. If any provision of this Agreement, the Note or any other Loan Document shall for any reason cease to be in full force and effect or be declared null and void or unenforceable in whole or in part or the validity or enforceability of any such document shall be challenged or denied.

                  [10] Default on Other Indebtedness. If Borrower or any Affiliate shall default beyond any applicable grace or curative period on any other indebtedness of Borrower that exceeds $10,000.

                  [11] Insecurity. If PNC shall, in the exercise of good faith judgment, deem itself to be insecure with respect to Borrower's ability or intention [i] to make full and timely payment of each and every installment of principal or interest on the Note, or [ii] to perform any or all of the agreements, obligations, covenants, conditions, warranties or representations made or to be performed by Borrower pursuant to the terms of this Agreement or any other Loan Document.

         B. Remedies Upon Default. Upon the occurrence of an Event of Default, PNC may exercise any one or more of the following remedies:

                  [1] Acceleration. PNC may demand payment in full of all principal of and accrued interest on the Note or any and all of Borrower's other indebtedness to PNC, whereupon all indebtedness of Borrower to PNC shall become immediately due and payable in full without any presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower.

                  [2] Advances; Termination of Agreement. PNC may refuse to make any further Advances, and at PNC's sole discretion, terminate this Agreement.

                  [3] Judgment. PNC may reduce any claim to judgment.

                  [4] Offsets. If any state of facts that constitutes, or with the lapse of time or the giving of notice or both would constitute an Event of Default, shall occur or begin to exist, PNC shall have the right then, or at any time thereafter, unless remedied to the reasonable satisfaction of PNC, to set off against, and to appropriate and apply toward the payment of, first the Note and then any other indebtedness then owed by Borrower to PNC, whether or not such indebtedness shall have been matured or be due and payable and whether or not PNC has declared the note evidencing such indebtedness in default, any and all deposit balances and other sums and indebtedness then held or owed by PNC to or for the credit or account of Borrower (other than balances in trust accounts, escrow accounts, and other accounts not beneficially owned by Borrower), all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived.

                  [5] Rights Under Collateral Agreements. PNC may exercise all rights and remedies granted PNC under any and all of the instruments now or hereafter evidencing and securing the Credit Facility, including but not limited to the Security Agreement.

                  [6] Foreclosure. PNC may exercise all those rights and remedies allowed to secured parties by all applicable laws, including without limitation the Kentucky Uniform Commercial Code and the Uniform Commercial Code as enacted in any other jurisdiction in which the Collateral or any portion thereof may be located.

                  [7] Possession. PNC may enter upon the premises of Borrower and take immediate possession of the Collateral, with or without legal process, either personally or by means of a receiver appointed by a court of competent jurisdiction.

                  [8] Collection of Accounts. PNC may collect and receive all accounts, rents, income, revenue, earnings, issues and profits from the Collateral.

                  [9] Performance by PNC. Should Borrower fail to observe or perform any covenant, duty or promise by it to be observed or performed under the terms of this Agreement or the other Loan Documents, PNC may, but shall not be obligated to, perform or attempt to perform, such covenant, duty or promise on behalf of Borrower, and, in the event PNC shall do so, Borrower shall immediately upon demand reimburse PNC for all expenses, disbursements, fees and costs incurred by PNC in connection therewith, with interest thereon at the rate specified in the Note. PNC does not assume and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty or promise of Borrower under this Agreement.

                  [10] Suspension of Payment. PNC may require Borrower to suspend payment by Borrower to its equity owners of the principal of and interest on any loans by such equity owners to Borrower.

         C. Rights Cumulative. The rights and remedies of PNC hereunder, in the Note, and in the other Loan Documents are cumulative, may be exercised in such sequence or combination as PNC may elect, and are not exclusive of any rights or remedies otherwise provided by law.


                                   ARTICLE 8.
                                  MISCELLANEOUS

         A. Interpretation. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, or privilege by PNC shall operate as a waiver thereof. Each right, power or privilege may be exercised by PNC as often and in such order as PNC may deem expedient. No waiver or consent granted by PNC in respect to this Agreement or any related writing shall be binding upon PNC unless specifically granted in writing, which right shall be strictly construed. Time shall be of the essence in the performance of all Borrower's obligations under this Agreement and the other Loan Documents. Borrower may not assign any of Borrower's rights under this Agreement, and any attempted assignment shall be wholly null and void.

         B. Notices. All notices and other communications hereunder or under the other Loan Documents shall be in writing and shall be mailed by first class mail or express mail, postage prepaid, or sent by telecopier or other similar form of rapid transmission confirmed by mailing (by first class or overnight delivery service, postage or other delivery charges prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

         If to Borrower:                    CENTRAL PACIFIC MORTGAGE
                                            5750 Sunrise Boulevard, Suite 250
                                            Citrus Heights, California  95610
                                            Attention: Mr. John A. Courson
                                            Telephone:  [(916) 966-8600]
                                            Facsimile:  [(916) 966-7327]

         If to PNC:                         PNC BANK, NATIONAL ASSOCIATION
                                            500 West Jefferson Street
                                            Louisville, Kentucky  40202
                                            Attention:  Warehouse Lending
                                            Telephone:  (502) 581-4894
                                            Facsimile:  (502) 581-3844

                  Any communication so addressed and mailed shall be deemed to be given when so mailed, except that notices and requests related to Advances shall not be effective until actually received by PNC or Borrower, as the case may be; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of Borrower or PNC, as the case may be.

         C. Governing Law. The laws of the Commonwealth of Kentucky shall govern the construction of this Agreement and the rights, remedies and duties of the parties hereto.

         D. Section Titles. The section titles of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         E. Severability. The invalidity or unenforceability of any one (1) or more phrases, sentences, clauses or paragraphs of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or of any part hereof.

         F. Integration. The Loan Documents contain the entire agreement between the parties relating to the Credit Facility. The Loan Documents supersede any and all prior agreements and any and all contemporaneous oral agreements between PNC and Borrower relative to the Credit Facility.

         G. Successors and Assigns. This Agreement shall bind Borrower and its successors and assigns, and shall inure to the benefit of PNC, its successors and assigns, and any participants in the Credit Facility.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers on the dates set forth below. This Agreement shall be effective as of the date first above written.

                                    BORROWER:

                                    CENTRAL PACIFIC MORTGAGE



                                    By  /s/ John E. Cassell
                                       ---------------------------------------
                                             John A. Courson, President
                                             John E. Cassell, Sr. Vice President
                                    Date:  April 15, 1998

                                    PNC:
                                    PNC BANK, NATIONAL ASSOCIATION



                                    By  \S\  CHARLES J. EZELL
                                      -----------------------------------------
                                             Charles J. Ezell, Vice President

                                    Date:  April 15, 1998

                                                       Central Pacific Mortgage

                                    EXHIBIT A

                         MORTGAGE LOAN WAREHOUSING NOTE



$25,000,000                                                Louisville, Kentucky
                                                          as of April 15, 1998


                  FOR VALUE RECEIVED, the undersigned CENTRAL PACIFIC MORTGAGE ("Borrower"), a California corporation, hereby promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), at its office at 500 West Jefferson Street, Louisville, Kentucky 40202 (Attention:
Warehouse Lending) or at such other address as the holder hereof may from time to time specify by notice to Borrower, the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000) or so much thereof as shall be outstanding at the date of payment, whichever shall be less, together with interest on the principal balance hereof from time to time, in the manner and at the rate or rates hereinafter set forth. The proceeds of this Mortgage Loan Warehousing Note (this "Note") shall be used by Borrower to finance its investments in Underlying Loans pending their sale into the secondary market. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Mortgage Warehousing Loan Agreement (the "Loan Agreement") between PNC and Borrower dated as of even date herewith.

                  The principal balance hereof and all accrued interest hereon shall be due payable on or before April 15, 1999 or such later date as may be designated by PNC by written notice from PNC to Borrower (as applicable, the "Maturity Date," it being understood that in no event shall PNC be under any obligation to extend the Maturity Date beyond date specified above or any extension thereof by PNC).

                  Each Advance used by Borrower to originate or acquire:

         1. an Underlying Loan that is a Government-Backed Mortgage Loan, a Conforming Conventional Mortgage Loan, or a Jumbo Conventional Mortgage Loan, in which case the Advance shall be repaid by Borrower upon the first to occur, as applicable, of [i] the date on which an Investor shall purchase such Underlying Loan, [ii] forty five (45) days after the date on which the Underlying Note evidencing such Underlying Loan is delivered by PNC to an Investor or to a custodian for pooling, [iii] the date on which a Mortgage-Backed Security into which such Underlying Loan has been pooled is sold by Borrower to an Investor, [iv] one hundred twenty (120) days subsequent to the Advance to make or purchase such Underlying Loan, or [v] the Maturity Date; and

         2. a Mortgage-Backed Security shall be repaid by Borrower upon the first to occur, as applicable, of [i] the date on which an Investor shall purchase such Mortgage-Backed Security, or

[ii] one hundred twenty (120) days after the date of issuance of such Mortgage-Backed Security, [iii] one hundred twenty (120) days subsequent to the Advance to originate or acquire the Mortgage Backed Security, or [iv] the Maturity Date.

                  This Note is made and delivered by Borrower to PNC pursuant to, and is subject to certain terms and conditions set forth in, the Loan Agreement. This Note is secured by a Mortgage Loan Warehousing Security Agreement dated as of even date herewith and related financing statements.

                  It is understood that Borrower may request Advances under this Note from time to time for the purpose set forth above. Subject to applicable terms and provisions of the Loan Agreement, PNC will honor any such request, with such adjustments as PNC may from time to time deem appropriate, provided that: no default exists hereunder, under the Loan Agreement or otherwise with regard to the Loan; no default exists in the payment or performance of any other obligation of Borrower to PNC; and the amount of the requested Advance will not cause the principal balance hereof to exceed the lesser of the Maximum Loan Amount or the Loan Value or will NOT cause the amount advanced that is subject to any Sublimit to exceed such Sublimit. Borrower's indebtedness to PNC under this Note at any time shall be the total of all Advances plus accrued interest, less repayments received by PNC. PNC may make Advances upon the facsimile instructions of Borrower to PNC and may rely thereon in doing and performing all actions that Borrower shall request PNC to perform. All facsimile instructions shall be confirmed immediately in writing, should PNC so require; but the failure of PNC so to require or of Borrower so to confirm in writing shall not affect Borrower's liability to PNC hereon or otherwise nor PNC's right to rely on any such facsimile instructions. Requests for Advances shall be in the form of Funding Applications or other loan requests as prescribed by the Loan Agreement. In making Advances under this Note, PNC may rely on Funding Applications or other loan requests signed by anyone purporting to be an authorized representative of Borrower.

                  Until the Maturity Date or any earlier date to which the maturity of this Note shall have been accelerated under the terms hereof, interest only shall be payable by Borrower on the principal sums actually disbursed and outstanding hereon from time to time, calculated as follows:

         1. at any time and to the extent that Borrower maintains Net Collected Balances, the principal sums then actually disbursed and outstanding hereon not in excess of the then Net Collected Balances shall bear interest at the rate of one and one half percent (1.50%) per annum; and

         2. the principal sums then actually disbursed and outstanding hereon in excess of the then Net Collected Balances shall bear interest at the Adjusted LIBO Rate, adjustable the date of any change in the Adjusted LIBO Rate, plus one and one half percent (1.50%) per annum.

"Adjusted LIBO Rate" shall mean at any time the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/16th of 1% per annum) [i] the rate of interest most recently determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the

London interbank offered rates for one-month deposits set forth on the "LIBOR" page of the Reuter's Monitor Money Rate Service (or an appropriate successor or, if Reuter's or its successor ceases to provide such quotes, a comparable replacement determined by PNC at approximately 11:00 a.m. on the date of determination by [ii] the number equal to 1.00 minus the Euro Rate Reserve Percentage. "Euro Rate Reserve Percentage" shall mean the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, margin and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities").

                  PNC shall maintain on a daily basis a record of [i] Borrower's Net Collected Balances with PNC, [ii] the amounts disbursed and outstanding hereon, [iii] Advances subject to the Wet Settlement Sublimit, and [iv] the Adjusted LIBO Rate. PNC shall use such information to determine the monthly interest payable by Borrower pursuant to clauses 1 through 4 preceding. All interest hereon shall be calculated on the basis of the actual number of days elapsed in an assumed year of 360 days.

                  Interest accrued on this Note shall be due and payable to PNC monthly one (1) Business Day following Borrower's receipt of a billing presented by PNC to Borrower. Payments of interest shall be made by Borrower to PNC before 3:00 p.m. (Louisville, Kentucky time) on the date such monthly payment of interest is due in federal or other immediately available funds or, at PNC's option, shall be charged by PNC to the Funding Account. Failure by PNC to bill Borrower for interest due and owing on this Note shall not relieve Borrower of its obligation to pay interest accrued on this Note. Borrower shall pay the holder hereof a late charge of five per cent (5%) of any monthly installment of interest not paid within fifteen (15) days of the date same is due and payable.

                  Borrower shall repay principal of this Note at the times set forth hereinabove and at additional times set forth in the Loan Agreement when the principal amount outstanding hereunder exceeds the Loan Value. Each such payment shall be applied to payment of principal hereof, interest hereon, and costs, expenses, fees and reasonable attorneys' fees arising out of or in connection with the Loan, all in such order and in such portions as PNC may determine in its sole discretion.

                  Borrower may borrow, repay in whole or in part without premium or penalty, and reborrow hereunder, subject to the terms hereof and of the Loan Agreement.

                  The security granted PNC to secure this Note shall also secure all renewals, extensions, increases or modifications hereof. Each request for an Advance shall be a reaffirmation of all security interests previously granted to PNC and a reaffirmation of all representations and warranties heretofore made to PNC in the Loan Agreement and all other documents evidencing and securing the indebtedness evidenced hereby.

                  The following shall constitute a default on this Note and the indebtedness evidenced hereby: failure to pay the principal hereof or any installment of interest hereon within ten (10) days of the date same is or first becomes due; or the occurrence of any other Event of Default under the Loan Agreement. If default is made in the payment of this Note, Borrower agrees to pay to the holder hereof interest at a variable default rate equal to the Prime Rate plus five per cent (5%) until paid, together with all reasonable attorneys' fees and other costs of collection occasioned by any of the foregoing. "Prime Rate" shall mean at any time the interest rate per annum most recently designated and announced by PNC as its prime rate in effect at its office in Louisville, Kentucky.

                  Borrower, and any endorsers or guarantors hereof, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, bringing of suit, and diligence in taking any action to collect the indebtedness evidenced hereby and in the handling of security at any time existing in connection therewith and are and shall be jointly and severally, directly and primarily liable for the payment of the indebtedness evidenced hereby, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any time existing as security for the indebtedness evidenced hereby or by any other instrument executed in connection with the indebtedness evidenced hereby.

                  All agreements between Borrower and the holder of this Note are expressly limited such that in no event and under no contingency (whether by reason of advancement of the proceeds hereof, acceleration of maturity of the unpaid principal balance hereof, or otherwise) shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable law as determined by a court of competent jurisdiction. If from any circumstance whatsoever, performance of any provision of this Note or of any other instrument securing or otherwise relating to the loan evidenced hereby shall result in the collection of interest in excess of that allowed by applicable law determined as aforesaid, then in such event any such excess interest so collected by the holder of this Note shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision of all agreements relative to the indebtedness evidenced by this Note between PNC and Borrower.

                  In the event of any inconsistency between the terms and provisions of this Note or any other Loan Document as to the rights and remedies of the holder hereof, or in the event of any such inconsistency between or among any two (2) or more Loan Documents, then in any such event the holder hereof shall have the right at its sole option to elect which of such provisions shall govern.

                  This Note and the respective rights and liabilities of Borrower and the holder of this Note shall be governed by and shall be construed in accordance with the laws of the Commonwealth of Kentucky.

                                    BORROWER:

                                    CENTRAL PACIFIC MORTGAGE

                                    By  /s/ John E. Cassell
                                      ------------------------------------------
                                             John E. Cassell, Sr. Vice President
                                    Date:    April 15, 1998

                                                      Central Pacific Mortgage

                                    EXHIBIT B

                  MORTGAGE LOAN WAREHOUSING SECURITY AGREEMENT


                  THIS MORTGAGE LOAN WAREHOUSING SECURITY AGREEMENT (this "Agreement") is made and entered into as of April 15, 1998 by and between CENTRAL PACIFIC MORTGAGE ("Borrower"), a California corporation, with its chief executive office at 5750 Sunrise Boulevard, Suite 250, Citrus Heights, California 95610 and PNC BANK, NATIONAL ASSOCIATION ("PNC"), a Kentucky corporation, with an office and place of business at 500 West Jefferson Street, Louisville, Kentucky 40202 (Attention: Warehouse Lending). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage Warehousing Loan Agreement between PNC and Borrower dated as of even date herewith (the "Loan Agreement").


                  BORROWER AND PNC AGREE AS FOLLOWS:

         1. Assignment and Pledge of Collateral. For value received, the receipt and sufficiency of which are hereby acknowledged by Borrower, Borrower hereby pledges, sells, assigns, transfers and grants to PNC a lien on and security interest in all of Borrower's right, title and interest in and to the following described property and rights and documentation relative thereto to secure all indebtedness from Borrower to PNC under the Credit Facility established pursuant to the Loan Agreement (collectively, the "Warehousing Collateral"):

                  A. all Underlying Loans, Underlying Notes, Underlying Mortgages, and Mortgage-Backed Securities;

                  B. all documents and instruments related to Underlying Loans, Underlying Notes, Underlying Mortgages, and Mortgage-Backed Securities, and all contract rights, personal property, accounts and general intangibles related thereto, including, without limitation, title insurance policies and binders, hazard and liability insurance policies, legal opinions, Purchase Commitments, FHA insurance, VA guaranties, and other guaranties relating thereto;

                  C. all contracts for the sale or purchase of Underlying Loans or Mortgage-Backed Securities, including all Purchase Commitments, and all interest rate hedge contracts, including futures and cash forward contracts (or options for such contracts);

                  D. all documents and records relating to such Underlying Loans, Underlying Notes, Underlying Mortgages, and Mortgage-Backed Securities; and

                  E. the products and proceeds of each of the foregoing, including, without limitation, all receivables arising from the sale thereof, insurance and condemnation proceeds, payments and prepayments of principal and interest, prepayment premiums, late charges, and Purchase Proceeds.

                  The Warehousing Collateral shall hereinafter be referred to as the "Collateral." The portion of the Collateral relative to Underlying Loans and Underlying Notes not delivered to the Custodian shall be held in trust by Borrower for the benefit of PNC subject to the terms of the Loan Documents.

                  Notwithstanding that the assignment contained in this Agreement is a present assignment of the Collateral, it is understood and agreed that Borrower may collect installments of principal and interest due and payable under the Underlying Notes and Mortgage-Backed Securities the same as if this Agreement had not been given, unless and until there shall occur an event of default specified in Section 8; but the permission granted pursuant to this provision shall terminate automatically upon the occurrence of any such event of default, or upon breach of any condition, covenant, agreement, representation or warranty made by Borrower in this Agreement.

         2. Indebtedness Secured. This Agreement secures [i] the Mortgage Loan Warehousing Note dated as of even date herewith made by Borrower to the order of PNC in a principal sum not to exceed TWENTY FIVE MILLION DOLLARS ($25,000,000) outstanding at any time, and all extensions, modifications, replacements and renewals thereof (the "Note"); [ii] payment by Borrower to PNC of all sums expended or advanced by PNC pursuant to any provisions contained in this Agreement or any other Loan Document; and [iii] all other obligations, liabilities, and indebtedness of every kind of Borrower to PNC, howsoever arising or acquired, whether now existing or hereafter incurred or acquired, and howsoever evidenced.

         3. Term. This Agreement shall remain in full force and effect until PNC shall provide Borrower with written confirmation that the Note and all obligations of Borrower to PNC under the Credit Facility have been fully paid and satisfied.

         4. Representations and Warranties. Borrower represents and warrants to PNC, (and to the extent any of the following maybe construed as covenants, covenants to PNC), as of the date hereof and as of the date of each Advance, as follows:

                  A. Borrower has the right and power to enter into this Agreement. This Agreement has been duly authorized by all necessary corporate action and constitutes a valid and binding agreement enforceable against Borrower in accordance with its terms. Execution of this Agreement and compliance herewith by Borrower will not violate its instruments of incorporation, by-laws or any contract or commitment to which it is a party or by which it or any of its property is bound.

                  B. At such time as the Collateral becomes subject to this Agreement, Borrower shall be the sole legal and beneficial owner of the Collateral, free of all liens and security interests or encumbrances of others except the liens and security interests granted hereby and those subordinate liens and security interests that may arise in the ordinary course of Borrower's business, and shall have good right, title and authority to pledge, sell, transfer and assign the Collateral.

                  C. The only location at which any of the Collateral is situated and shall be situated during the term of the Credit Facility is the chief executive office of Borrower set forth in the preamble to this Agreement, or in transit to, or in the possession of a Qualified Investor who will subsequently purchase Underlying Loans, or in transit to or in the possession of Custodian, or in the possession of the custodian for Mortgage-Backed Securities for the sole purpose of securitization.

                  D. There are no defenses, offsets or counterclaims to or against the Collateral.

                  E. No effective financing statement or other instrument of similar effect covering all or any part of the Collateral is on file except pursuant to this Agreement in favor of PNC. This Agreement creates a valid security interest in the Collateral. No filings or other actions are necessary to effect and perfect such security interests except the UCC Financing Statements filed pursuant to this Agreement. No authorization, approval or other action by, and no notice to or other filing with, any governmental authority or regulatory body is required either for the creation of the security interest intended hereby or for the execution, delivery and performance of this Agreement by Borrower or for the perfection or exercise by PNC of its rights with respect to the Collateral provided for under this Agreement.

                  F. The Underlying Notes, the Underlying Mortgages, and all other documents related to Underlying Loans have been duly executed and delivered at a closing held not more than the maximum number of days prior to the delivery of such documents to PNC in pledge under this Agreement permitted by the Loan Agreement. The Underlying Loans were closed in compliance with all requirements of the Real Estate Settlement Procedures and Federal Truth-In-Lending Acts. The Underlying Notes, Underlying Mortgages, and other documents related to Underlying Loans are valid and enforceable in accordance with their terms, without defense or offset, and have not been modified or amended or any requirements thereof waived, except as may be reflected in documenta tion delivered to PNC. The full amount of the Underlying Notes has been advanced in the form of cash or other good funds collected by the mortgagors or other recipients and there have not been any prepayments or discount points other than as set forth or reflected on the Funding Applications related thereto.

                  G. Each Underlying Loan, at the time of its delivery as part of the Collateral, is not delinquent in respect of payment and is free of any other material breach or default; Borrower has no notice of any event that has occurred that may, with the passage of time or the giving of notice, or both, become such a breach or default; and, with respect to any breach or default that has occurred after such delivery, no Underlying Loan that is part of the Collateral has been delinquent in payment or other performance for more than thirty (30) days. An Underlying Loan is delinquent if any payment is not made within thirty (30) days of its due date or if there is any other material breach or default in the terms thereof.

                  H. Each Jumbo Conventional Mortgage Loan pledged as Collateral complies and will comply, in all respects, with all applicable requirements for purchase under a FNMA standard form of conventional selling contract then in effect except that the principal amount thereof exceeds the FNMA maximum principal amount.

                  I. In the case of each Government-Backed Mortgage Loan, all laws, rules and regulations respecting the FHA insurance or VA guaranty of the Government-Backed Mortgage Loan have been complied with and such insurance or guarantee is in full force and effect. All Government-Backed Mortgage Loans pledged as collateral comply with and will comply, in all respects, with all applicable requirements for purchase under the FNMA standard form of selling contract for Government-Backed Mortgage Loans and any supplement thereto then in effect and with all requirements for inclusion in a GNMA mortgage pool.

                  J. In the case of a Conforming Conventional Mortgage Loan, the original principal amount of the Conforming Conventional Mortgage Loan was not in excess of eighty percent (80%) of the appraised value of the mortgaged premises, with a maturity of not more than thirty (30) years; or if the Conforming Conventional Mortgage Loan was made in the original principal amount of up to ninety-five percent (95%) of appraised value, the full principal amount thereof, if any, in excess of eighty percent (80%) of such appraised value is insured with a private mortgage insurance company meeting applicable Purchase Commitment requirements. Notwithstanding the foregoing, Borrower hereby specifically represents that each Conforming Conventional Mortgage Loan complies and will comply, in all respects, with all applicable requirements for purchase under the FNMA standard form of conventional selling contract and any supplement thereto then in effect.

                  K. Each Underlying Loan pledged hereunder is a first priority real estate lien on a single family (1 to 4 family) residence premises described therein. Borrower has obtained a title insurance policy or binder in ALTA form (or comparable forms used in other states where the mortgaged property is located) from a reputable, financially responsible and duly licensed title insurance company insuring the priority of such lien and meeting all requirements of FHA/VA and FNMA/FHLMC. Such premises are shown by a survey of recent date or a copy of the filed condominium declaration and exhibits in Borrower's possession.

                  L. Borrower has in its possession fire and casualty policies or binders naming Borrower and assigns as the insured under a standard mortgagee clauses not less favorable to the mortgagee than the FNMA Standard Mortgagee Endorsement, insuring the premises covered by the Underlying Mortgage against fire and other casualty, together with flood hazard insurance if required by applicable FHA, VA, FNMA or FHLMC requirements.

                  M. No Underlying Loan has been initially certified for inclusion in a GNMA, FNMA, FHLMC or private mortgage pool and rejected, unless the reason for the rejection has since been corrected.

                  N. With respect to each Mortgage-Backed Security delivered and remaining a part of the Collateral, such Mortgage-Backed Security has been duly authorized and issued and is valid and enforceable and in full force and effect.

                  O. As of the date hereof and as of the date of each Funding Application, Borrower has valid and enforceable Purchase Commitments from Qualified Investors that are in full force and effect, for the sale by Borrower of all Underlying Loans (and related Mortgage-Backed

Securities) pledged as Collateral, at the sales prices used in computing the Loan Value of such Underlying Loans; and no such Purchase Commitment held by Borrower contains any terms, covenants or conditions that may only be complied with, performed or satisfied by Borrower, that are conditioned upon the financial condition or continued existence of Borrower, or that do not relate exclusively to the Underlying Loan (or related Mortgage-Backed Security) being purchased, its validity, amount, terms, origination, yield, collateral security, underwriting or other like matters concerning the Underlying Loans or Mortgaged-Backed Securities themselves.

         5        Affirmative Covenants.  Borrower covenants and agrees with
PNC that Borrower:

                  A. Will pay the Note and all other indebtedness and obligations of Borrower to PNC in accordance with their terms.

                  B. Will comply in all respects with the Loan Agreement and this Agreement.

                  C. Will take all steps, at its sole cost and expense, to obtain, preserve, perfect, defend and enforce the security interest and lien of PNC in the Collateral, and shall preserve, enforce, defend and collect the Collateral in accordance with its terms.

                  D. Will maintain accurate books and records relative to the Collateral and will permit PNC to inspect the Collateral and such books and records at all reasonable times and from time to time.

                  E. Will promptly notify PNC in writing, at least thirty (30) days prior thereto, of any change in Borrower's chief executive office or any change in Borrower's name or adoption of a trade name, assumed name or fictitious name.

                  F. Will at all times hold in trust for PNC and subject to the security interest of PNC therein all Purchase Commitments relating to the Underlying Loans and Mortgage-Backed Securities pledged to PNC and all documents relating to each such Underlying Loan including, without limitation, the following specific items for each Underlying Loan:

                           [1] the title insurance report, commitment or other evidence of the obligations of the title insurance company to issue a title insurance policy and, when issued, the original title insurance policy in conformity with the representations contained in Section 4K hereof;

                           [2] the hazard insurance policy or binder covering all improvements on the mortgaged property in conformity with the representations set forth in Section 4L hereof, together with a flood insurance policy (or evidence that the property does not lie in a flood plain);

                           [3] whenever applicable to such Underlying Loan, the FHA or VA commitment to insure or guarantee or other evidence of commitment for the issuance of a private mortgage insurance policy and, when issued, the FHA insurance certificate, the VA guaranty certificate and private mortgage insurance policy in conformity with the representations in Sections 4I and 4J hereof;

                           [4] the closing statement regarding closing of the Underlying Loan, including evidence of compliance with the Federal Truth in Lending Act and the Real Estate Settlement Procedures Act; and

                           [5] the original Underlying Mortgage (when returned
from recording).

                  G. Will promptly notify PNC of any change in any fact or circumstance warranted or represented by Borrower in this Agreement or in any other Loan Document, and will promptly notify PNC of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or the security interests herein granted, and at PNC's request, will appear in and defend, at Borrower's expense, any such action or proceeding.

                  H. Will immediately deliver to and deposit with PNC any and all additional and/or replacement Underlying Note received or procured by Borrower in conjunction with the purchase or making by Borrower of an Underlying Loan.

                  I. Should the Collateral be converted into another type of property or should Purchase Proceeds ever be paid or delivered to Borrower as a result of Borrower's interest in the Collateral, will pay and deliver to PNC or Custodian all of same that is susceptible of delivery to PNC, properly endorsed or assigned, should PNC so require.

                  J. Will deliver to PNC such other information concerning the Collateral as PNC may from time to time reasonably request.

                  K. Will [i] furnish and maintain sufficient Collateral or make repayments of the Loan so that the outstanding principal balance of the Loan does not at any time exceed the Loan Value or any Sublimit or other requirement under the Loan Agreement; [ii] furnish, upon request, any documentation relating to any Underlying Loan or Mortgage-Backed Security and a specific assignment or endorsement thereof to PNC or the Custodian; [iii] as an independent contractor and at no cost to PNC, service all Underlying Loans pledged as Collateral in accordance with the standard requirements of the issuers of the Purchase Commitments and all applicable FHA and VA requirements; and [iv] hold all escrow funds collected in trust, without commingling with non- escrow funds, and apply such funds for the purposes for which they were collected. At PNC's request, after an event of default specified in Section 8 has occurred and is continuing, and, in the event Borrower is relieved of the obligation to service any such Underlying Loans, Borrower shall turn over all such escrow funds (in trust nevertheless for such purposes) to or as directed by PNC with respect to Underlying Loans included in the Collateral.

                  L. Will maintain Purchase Commitment coverage of not less than 100% of the amount of [i] closed Underlying Loans and Mortgage-Backed Securities held by Borrower, plus [ii] Underlying Loans and Mortgage-Backed Securities that Borrower is obligated to purchase on a date within sixty (60) days of any date of determination.

                  M. Will pay when due all taxes, assessments or other governmental assessments or charges relative to the Collateral.

                  N. [i] Will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be, in the opinion of PNC, necessary in order to perfect and preserve the security interests granted or purported to be granted hereby; and [ii] authorizes PNC, upon the giving of notice to Borrower, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral and described in clause [i] above, without the signature of Borrower as provided in the equivalent, if any, of Section 9-402(2)(c) of the Uniform Commercial Code as enacted in the state of its chief executive office set forth in the preamble to this Agreement or, if permitted, under the laws of any other applicable jurisdiction; and [iii] will keep its chief executive office and the office where it keeps its records concerning the Collateral at the location designated as Borrower's chief executive office address in this Agreement.

                  O. Will pay PNC a file handling fee as follows:

                           [a]      Twelve dollars ($12) with respect to each
Underlying Loan for which Borrower completes a computer-formatted information form supplied by PNC and transmits the completed information form to PNC electronically.

                           [b] Twenty-five dollars ($25) with respect to each Underlying Loan for which PNC completes the computer-formatted information form.

         6. Negative Covenants. Borrower covenants and agrees with PNC that Borrower:

                  A. Will not [i] permit any lien, security interest or encumbrance (other than PNC's lien and security interest granted herein to attach to any of the Collateral, [ii] permit any of the Collateral to be levied upon under any legal process, or [iii] dispose of the Collateral, except for sales of Underlying Notes and Mortgage-Backed Securities and related documents to Qualified Investors in the ordinary course of Borrower's business.

                  B. Will not permit any part of the Collateral or any of the records concerning same to be removed from the location referred to above in
Section 4.C hereof without the prior written consent of PNC or Custodian.

                  C. Will not modify, amend or waive any material term or condition of any Underlying Loan, Mortgage-Backed Security or other Collateral without the consent in writing of PNC. In the absence of an event of default specified in Section 8, Borrower shall be entitled to collect and retain the monthly mortgage amortization and interest amounts payable under Underlying Loans and Mortgage-Backed Securities, together with payments of taxes, insurance premiums, and other impound amounts (to be applied for the purposes collected). All other payments or proceeds received on or with respect to the Collateral, if received by Borrower, shall be received in trust by Borrower and delivered to PNC and, if received by PNC, shall be held by PNC and, in the absence of an event of default, transferred to Borrower.

         7. Power of Attorney. Borrower hereby irrevocably appoints PNC its attorney in fact, with full power of substitution, for and on behalf and in the name of Borrower, to [i] endorse and deliver to any person, corporation, partnership, association or trust any check, instrument or other paper coming in to PNC's or Custodian's possession and representing payment made relative to any Underlying Note or Mortgage-Backed Security delivered to PNC or Custodian as Collateral or relative to any Purchase Commitment; [ii] prepare, complete, execute, deliver and record any assignment to PNC (or to any person, corporation, partnership, association or trust that PNC may designate, including Custodian) of any Underlying Mortgage; [iii] endorse and deliver any Underlying Note or Mortgage-Backed Security delivered to PNC or Custodian as Collateral and do every other thing necessary or desirable to effect transfer of all or any part of the Collateral to PNC (or to any person, corporation, partnership, association or trust PNC may designate, including Custodian); [iv] take all necessary and appropriate action deemed necessary by PNC with respect to the Credit Facility and the Collateral now or hereafter delivered to PNC or Custodian or held by Borrower in trust for PNC; [v] commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relative to any Purchase Commitment or any part of the Collateral; and [vi] sign Borrower's name wherever appropriate to effect the performance of this Agreement and the other Loan Documents. This provision shall be liberally, not restrictively, construed so as to give the greatest latitude to PNC's power, as Borrower's attorney-in-fact, to collect, sell, and deliver any of the Collateral and all other documents relative thereto. The powers and authorities herein conferred on PNC may be exercised by PNC through any person who, at the time of the execution of a particular instrument, is an authorized officer, employee or agent of PNC, including without limitation Custodian.

                  The power of attorney hereby conferred shall become effective upon the occurrence and during the continuance of an event of default specified in Section 8 beyond any applicable grace or curative period and is granted for a valuable consideration and is coupled with an interest and irrevocable so long as the Credit Facility available to Borrower is outstanding and in effect. All persons dealing with PNC, its officers, agents and employees, or any substitute attorney, acting pursuant hereto shall be fully protected in treating the powers and authorities conferred by this Section 7 as existing and continuing in full force and effect until advised by PNC that the Loan and the Note have been fully and finally paid and satisfied and the Credit Facility has been terminated.

         8. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default hereunder:

                  A. The occurrence of any Event of Default under the Loan Agreement, or

                  B. Any default in or breach of any covenant, agreement, representation or warranty by Borrower under the provisions of this Agreement.

                  C. Any default in the payment of principal of, or any installment of interest on any other indebtedness of Borrower or any Affiliate of Borrower to PNC.

         9. Remedies. Upon the occurrence of any one or more events of default, PNC may at its option:

                  A. Declare the Loan and the Note immediately due and payable.

                  B. Invoke the rights and remedies of a secured party under the Uniform Commercial Code, in addition to the rights and remedies provided herein or under any other Loan Document.

                  C. Reduce PNC's claim to judgment or foreclose or otherwise enforce the security interests and liens herein granted, in whole or in part, by any judicial procedure.

                  D. Transfer the Collateral or any part thereof and all books and records relative to the Collateral into its own name, or the name of its nominee, take possession of the Collateral and after any required notice dispose of all or any portion of the Collateral, at public or private sale, as a unit or in parcels, upon any terms and prices and in any order, at one or more sales, free from any claim or rights of any kind, and at any such sale PNC may, if it may lawfully do so, participate as a buyer and bid on and purchase the Collateral.

                  E. Retain the Collateral in satisfaction of Borrower's obligations relative to the Loan and the Note.

                  F. Notify and cause (and Borrower agrees to notify and use Borrower's best efforts to cause) all persons directly or contingently liable on the Underlying Notes or other Collateral thereafter to make all payments to PNC or its nominee.

                  G. Receive all payments made on Underlying Notes and Underlying Loans).

                  H. Notify and cause (and Borrower agrees to instruct and use Borrower's best efforts to cause) all persons directly or contingently liable on the Underlying Notes and Underlying Loans to make all payments to PNC or its nominee.

                  I. Compromise or settle with any obligor(s) on any claims arising from the Collateral as PNC may deem desirable in PNC's sole discretion, and extend the time for payment or otherwise modify or amend the terms and conditions of any of the Underlying Notes, Mortgage-Backed Securities or other Collateral.

                  The parties acknowledge that [i] a private sale of Collateral under the Purchase Commitments used in computing the Loan Value for such Collateral or [ii] a public sale of Underlying Loans or Mortgage-Backed Securities on at least ten (10) days' notice to Borrower, with newspaper publication of a notice of "Sale of Mortgage Loans," which may state only the number of Underlying Loans, whether the Underlying Loans are FHA insured, VA guaranteed or conventional loans, and the aggregate outstanding principal amount and coupon rates (net of servicing), together with the time and place of sale, at least once and not less than five (5) nor more than fifteen (15) days prior to such sale, shall be deemed to be a sale of such collateral in a commercially reasonable manner. Underlying Loans and Mortgage-Backed Securities for which there is an active secondary market may be sold five (5) days after notice to Borrower by obtaining bids for immediate (ten (10) days or less) delivery from at least two (2) recognized dealers active in such market and such Collateral may be sold and may be purchased by PNC at the highest of such bids at which delivery can be made and such sale shall be deemed a sale of such Collateral in a commercially reasonable manner. The parties further acknowledge that the Collateral is of a type that may speedily decline in value and if, in the reasonable opinion of PNC, there is a threat of a decline in value of any Collateral, then such Collateral may be sold without notice to Borrower and such sale shall be deemed to be a sale in a commercially reasonable manner. The parties further acknowledge that, notwithstanding the above, a sale of the Collateral may be made in any other commercially reasonable manner. Any sale may be made together with the right to service the Underlying Loans on a "servicing release" basis or the Underlying Loans and servicing rights may be sold separately. PNC may be the purchaser at any public sale of all or any portion of the Collateral or at a private sale at the bid price obtained from dealers with respect to Collateral with an active secondary market and in each case Borrower shall remain liable for any deficiency.

                  The entire net proceeds of any collection or sale of the Collateral, as and when received in cash, and after deducting all costs incurred in connection with such collection or sale, including, but not limited to, the cost, including discount, of acquiring Purchase Commitments, plus reasonable attorneys' fees and disbursements incurred in connection with the collection or sale of Collateral, shall be applied to the payment of the principal amount of the Loan outstanding, to the payment of accrued and unpaid interest on the Loan, and to the payment of any other amount secured by the Collateral including, without limitation, any commitment fees or other sums due to PNC in such order as PNC shall elect. Borrower shall remain liable for any deficiency after such application of the proceeds of the Collateral.

                  After the occurrence of an event of default specified in
Section 8, the costs and expenses incurred by PNC relative to the maintenance and collection of the Collateral and the collection of the Loan hereunder or under any other Loan Document shall be added to and become part of the Loan and payment of such costs and expenses shall be secured by the Collateral.

         10. Set-off. If any event of default, or event, condition or thing that constitutes, or that, with the giving of notice or the lapse of time, or both, would constitute an event of default specified in Section 8, shall occur or begin to exist, PNC shall have the right then, or at any time thereafter during the continuance of any such event, unless remedied to the complete satisfaction of PNC, to set off against, and to appropriate and apply toward the payment of, the Note, whether or not the Loan shall have then matured or be due and payable and whether or not PNC has declared the Note in default, any and all deposit balances and other sums and indebtedness then held or owed by PNC to or for the credit or account of Borrower (other than balances in trust accounts, escrow accounts, and other accounts not beneficially owned by Borrower), all without notice to or demand upon Borrower or any other person, all such notices and demands being hereby expressly waived.

         11. Standard of Care. PNC and Custodian shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in the actual possession of such parties if they exercise the same diligence in the care thereof which they exercise in the care of their own property.

         12. Reaffirmation of Security Interest and Collateral. From time to time Borrower agrees to reaffirm PNC's security interest in and lien on Collateral acquired by Borrower subsequent to the date of this Agreement. Upon acquisition by Borrower all such Collateral will be subject to the terms and provisions of this Agreement. Borrower agrees to execute and deliver to PNC supplemental UCC financing statements as may be required by PNC relative to such Collateral.

         13. Assignment of Rights. This is a pledge, security agreement and assignment of rights and is not a delegation of duties. PNC does not assume any of, and shall not at any time prior to foreclosure of its lien and security interest hereunder be liable for, any of the obligations, duties, covenants, warranties, representations or other liabilities of Borrower in or under the Collateral or any transaction, agreement or contract out of which the Collateral, or any of it, arises.

         14. Interpretation. No course of dealing with respect to, or any omission or delay in the exercise of, any right, power or privilege by PNC shall operate as a waiver thereof, nor shall any right, power or privilege of PNC be exclusive of any other right, power or privilege referred to herein or in any other Loan Document now or hereafter available at law, in equity, in bankruptcy, by statute or otherwise. Each right, power or privilege may be exercised by PNC as often and in such order as PNC may deem expedient. No waiver or consent granted by PNC under any Loan Document shall be binding upon PNC unless specifically granted in writing, which writing shall be strictly construed. Time shall be of the essence in the performance of all Borrower's obligations under this Agreement and the other Loan Documents.

         15. Notices. All notices shall be in writing and shall be mailed by first class mail or express mail, postage prepaid, or sent by telex, telegram, facsimile or other similar form of rapid transmission confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent or delivered to the parties hereto at their respective addresses as follows:

         If to Borrower:            CENTRAL PACIFIC MORTGAGE
                                    5750 Sunrise Boulevard, Suite 250
                                    Citrus Heights, California  95610
                                    Attention: Mr. John A. Courson

         If to PNC:                 PNC BANK, NATIONAL ASSOCIATION
                                    500 West Jefferson Street
                                    Louisville, Kentucky 40202
                                    Attention:  Mortgage Warehousing

Any communication so addressed and mailed shall be deemed to be given when so mailed; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of Borrower or PNC, as the case may be.

         16. Future Advances. This Agreement secures all future Advances that may be made at any time by PNC to Borrower under the Note and pursuant to the Loan Agreement.

         17. Governing Law. The laws of the Commonwealth of Kentucky shall govern the construction of this Agreement and the rights, remedies and duties of the parties hereto, except to the extent the laws of the state where the Collateral or part thereof is situated dictate that the laws of such other state shall govern.

         18. Survival of Representations and Warranties. All representations and warranties of Borrower herein or made by Borrower in connection with the Credit Facility and all covenants and agreements of Borrower herein or otherwise not fully performed on or before the date of this Agreement shall survive such date and shall continue in effect for the term of this Agreement and until all obligations of Borrower owing PNC hereunder and under the other Loan Documents have been fully paid, performed and otherwise satisfied.

         19. Section Titles. The section titles of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         20. Severability. The invalidity or unenforceability of any one (1) or more phrases, sentences, clauses or paragraphs of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or of any part hereof.

         21. Integration. The Loan Documents contain the entire agreement between the parties relating to the Credit Facility. The Loan Documents supersede any and all prior agreements and any and all contemporaneous oral agreements between PNC and Borrower relative to the Credit Facility.

         22. Successors and Assigns. This Agreement shall bind Borrower and its successors and assigns, and shall inure to the benefit of PNC, its successors and assigns, and any participants in the Credit Facility.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set forth below. This Agreement shall be dated and shall be effective as of the day, month and year first above written.

                                    BORROWER:

                                    CENTRAL PACIFIC MORTGAGE



                                    By /s/ John A. Courson, President
                                       ---------------------------------
                                           John A. Courson


                                    Date:  April 15, 1998

                                    PNC:
                                    PNC BANK, NATIONAL ASSOCIATION



                                    By   /S/ CHARLES J. EZELL
                                      -----------------------------------------
                                             Charles J. Ezell

                                    Date:  April  15, 1998

                                                        Central Pacific Mortgage
                                   EXHIBIT C-1

                     FUNDING APPLICATION - WAREHOUSE ADVANCE


         Capitalized terms herein shall have the same meanings ascribed to such terms in the Mortgage Warehousing Loan Agreement between PNC BANK, NATIONAL ASSOCIATION and the undersigned.


I.Underlying Loan Description
II.                                 MIN Number:       ______________________
III.                                Loan Number:______________________
IV.    Borrower & Property Address:             Type Loan: []FHA  []VA  []CONV
V.                                              Amount of Loan:

       $____________________
       __________________________________       Amount of Discount: $_____
                                                Net Loan Value:

       $____________________
       __________________________________       Acquisition Cost:   $__________-

                                                Take Out Price:
       $____________________
       __________________________________       Advance Rate (%):* ____________-

                                                Warehouse Amount:
       $____________________
       ___________________Zip____________       Note Date:
       _____________________
                                                Interest Rate:
       _____________________
                                                Payment Type:[]Fixed  []1yr ARM
                                                            []3yr ARM []5yr ARM
       SSN#______________________________                   []7yr ARM []Other
       SSN#______________________________       Term: _______________Months

       Closing Agent:____________________
       Address:__________________________

       Telephone:________________________


* Advance Rate is 100% for Loans subject to Purchase Commitments from PNC Mortgage; 98% for Loans subject to Purchase Commitments from other Qualified Investors.

I.Wire Instructions
II.

III. PNC is hereby instructed to wire transfer the Advance to the Closing Agent in accordance with the following information:
IV.
      Financial Institution: ____________________________________________
      ABA#________________
      Account#:_______________ for the Account of:
__________________________________
      Attention:_____
      Telephone:_____
                                       CENTRAL PACIFIC MORTGAGE


                                       Date:_____________, 199__

                                       By_______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                                       Central Pacific Mortgage


                                   EXHIBIT C-2

                    FUNDING APPLICATION - WET FUNDING ADVANCE


     Capitalized terms herein shall the same meanings ascribed to such terms in the Mortgage Warehousing Loan Agreement between PNC BANK, NATIONAL ASSOCIATION and the undersigned.




I.  Underlying Loan Description
                                         MIN Number:___
                                         Loan Number:___

    Borrower & Property Address:         Type Loan:  [ ] FHA   [ ] VA   [ ] CONV
                                         Amount of Loan:
    $__________________________
                                         Amount of Discount: $
     __________________________          Net Loan Value:     $__________________
                                         Acquisition Cost:   $__________________

                                         Take Out Price:

    $_____________________               Advance Rate (%):*  ___________________
    ______________________
                                         Wet Funding Amount:

    $_____________________
    ___________________Zip_____          Note Date:
    ___________________
                                         Interest Rate:
    ___________________
                                         Payment Type: [  ] Fixed   [  ] 1yr ARM
                                                       [  ] 3yr ARM [  ] 5yr ARM
    SSN#_______________                               [  ] 7yr ARM [  ] Other
    SSN#_______________                  Term:         ___________________Months

    Closing Agent:____________________
    Address:__________________________
    __________________________________
    Telephone:________________________



* Advance Rate is 100% for Loans subject to Purchase Commitments from PNC Mortgage; 98% for Loans subject to Purchase Commitments from other Qualified Investors.

II.      Wire Instructions

         PNC is hereby instructed to wire transfer the Advance to the Closing Agent in accordance with the following information:

         Financial Institution: ____________________________________________
         ABA#________________
         Account#_____________ for the Account of:
________________________________________
         Attention: ______
         Telephone: ______


                                       CENTRAL PACIFIC MORTGAGE


                                       Date:_____________, 199__

                                       By_______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

                                                                 [BORROWER NAME]


                                    EXHIBIT D

                       OFFICER'S CERTIFICATE OF COMPLIANCE

                   For the Period From___, 199_ to___, 199__.


TO:      PNC BANK, NATIONAL ASSOCIATION


Ladies and Gentlemen:

                  This Certificate is delivered pursuant to the Mortgage Warehousing Loan Agreement (the "Loan Agreement") between PNC BANK, NATIONAL ASSOCIATION as lender ("PNC") and Central Pacific Mortgage as borrower ("Borrower"). All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement, as amended from time to time.

                  I hereby certify to you as follows:

          I. I am presently, and at times mentioned herein have been, the duly elected, qualified and acting ________________ of Borrower.

          II. I have personally reviewed the provisions of the Loan Agreement, and supervised a review of the activities of Borrower during the period from ______, 199__ , to__ , 199__ (the "Subject Period") with a view toward determining whether, during the Subject Period, Borrower has kept, observed, performed and fulfilled all its obligations under the Loan Documents.

          III. Based upon the foregoing review, the representations and warranties made in Article 6 of the Loan Agreement are true and correct in all material respects as of the date hereof as though made as of the date hereof, and no Event or Default has occurred nor does any circumstance exist that, with the passage of time or giving of notice or both, would constitute an Event of Default under the Loan Documents.

          IV. No event of default has occurred relative to any other credit facility available to Borrower or under any document evidencing or securing any such credit facility nor does any circumstance exist that, with the passage of time or giving of notice or both, would constitute an event of default under any such credit facility or the documentation relative thereto.

          V. There are no actions, suits, legal, equitable, arbitration or administrative proceedings pending or threatened against Borrower, the adverse determination of which could have a Material Adverse Effect on the enforceability of the Loan Documents, the business operations or financial condition of Borrower, or the ability of Borrower to fulfill its obligations under the Loan Documents.

          VI. The GAAP Net Worth of Borrower, exclusive of amounts due to or due from Affiliates, as of the last day of the Subject Period, was: $________.

                  Requirement of Loan Agreement:  Minimum of $2,500,000.

                  Accordingly, the requirement was:

         ___      Satisfied

         ___      Not Satisfied

          VII. The ratio of Borrower's total liabilities to GAAP Net Worth, in each case exclusive of amounts due to or due from Affiliates, as of the last day of the Subject Period, was .

                  Requirement of Loan Agreement:  Maximum of 14:1.

                  Accordingly, the requirement was:

         ___      Satisfied

         ___      Not satisfied


                  Executed and delivered this ____ day of _____________, 199_.


CENTRAL PACIFIC MORTGAGE


     By___________________________________________

     Name:________________________________________

     Title:_______________________________________

                                                   Central Pacific Mortgage


                                    EXHIBIT E

                                  TRUST RECEIPT


         THE UNDERSIGNED ("Borrower") has granted a security interest in various collateral to PNC BANK, NATIONAL ASSOCIATION, a national banking association, with offices at 500 West Jefferson Street, Louisville, Kentucky 40202 ("PNC"). All capitalized terms not otherwise defined shall herein have the meaning ascribed to such terms in the Mortgage Warehousing Loan Agreement between PNC and Borrower (the "Loan Agreement").

         Pursuant to the Security Agreement, Borrower granted a security interest in and lien on certain property more particularly described therein.

         Borrower acknowledges receipt from Custodian (which term includes PNC when acting as Custodian) of certain collateral more particularly described on Schedule A hereto (the "Collateral"). Borrower has requested that possession of the Collateral be temporarily relinquished to Borrower for the purpose of correction.

         Borrower agrees that:

1. The Collateral described on Schedule A and all proceeds thereof is and will continue to be subject to PNC's security interest and to the terms and conditions of the Loan Agreement, the Security Agreement, and other Loan Documents.
2.
3. All Advances made under the Loan Agreement relative to the Collateral will be repaid within ten (10) days of the date hereof in the event the Collateral described on Schedule A shall not have been returned to PNC within such ten (10) day period.
4.
5.       The Collateral will not be used for any purpose other than correction.
6.
7. At all times while the Collateral is in Borrower's possession, Borrower will hold the Collateral in trust so as to continue the perfection of PNC's security interest.
8.
9.       Borrower will include this trust receipt in its business records.
10.
11.                     CENTRAL PACIFIC MORTGAGE
12.
13.


                        By _____________________________________

                        _______________________________ (printed name)

                        ______________________________________ (title)

                        Date signed:  _________ __, 199__

                                                                [BORROWER NAME]


                                    EXHIBIT F

                                SHIPPING SCHEDULE


Shipping Date:    _____________, 199__



________ __________________     _________________________     _______________
          Loan Number           Borrower(s) Last Name(s)      Loan Amount or
                                                              UPC
________ __________________     _________________________     _______________
1
________ __________________     _________________________     _______________
2
________ __________________     _________________________     _______________
3
________ __________________     _________________________     _______________
4
________ __________________     _________________________     _______________
5
________ __________________     _________________________     _______________
6
________ __________________     _________________________     _______________
7
________ __________________     _________________________     _______________
8
________ __________________     _________________________     _______________
9
________ __________________     _________________________     _______________
10
________ __________________     _________________________     _______________
11
________ __________________     _________________________     _______________
12
________ __________________     _________________________     _______________
13
________ __________________     _________________________     _______________
14
________ __________________     _________________________     _______________
15
________ __________________     _________________________     _______________


           TOTALS:  Number of Loans ________     Loan Amounts $________________

We hereby request PNC BANK, NATIONAL ASSOCIATION to deliver the above referenced Underlying Loans to: ____________________________________ for receipt on
__________ 199___.

The loans may/may not (circle one) be delivered prior to this date.

_____  Please endorse the notes exactly as follows:

                  ___________________________________________
                  ___________________________________________

_____  Please leave endorsement blank.



                        CENTRAL PACIFIC MORTGAGE



                        By       _________________________________

                        _________________________________ (printed name)

                        ________________________________________ (title)


                        Date signed:  _________ __, 199__

                                                       Central Pacific Mortgage

                                   EXHIBIT G-1

                        DOCUMENT CUSTODIAN BAILEE LETTER


______________________________                              Air Bill #
______________________________
______________________________                              Date:
______________________________


Ladies and Gentlemen:

                  Enclosed are _____ original promissory notes in the original principal amount of $_______________ (the "Notes") evidencing the mortgage loans described on the attached Schedule A, along with other related documents, for pooling and securitization of such mortgage loans into a mortgage backed security (the "Mortgage Backed Security") by you as document custodian (the "Custodian") prior to the settlement of such Mortgage Backed Security pursuant to the commitment of a mortgage backed security broker (the "Broker") to purchase the Mortgage Backed Security from Central Pacific Mortgage (the "Seller"). Hereinafter the mortgage loans described on the attached Schedule A, related documents and the Mortgage Backed Security when issued shall be referred to as the "Collateral". A security interest in the Collateral and proceeds thereof has been granted to PNC BANK, NATIONAL ASSOCIATION ("PNC"), in accordance with Seller's loan agreement with PNC.

                  All Collateral now or hereafter delivered to Custodian is to be held by Custodian in its capacity as custodian, bailee and agent for the benefit of PNC. Custodian shall oversee settlement of the Mortgage Backed Security. Immediately upon settlement and receipt of payment from the mortgage backed security broker, Custodian shall remit proceeds of the Mortgage Backed Security by wire transfer, in immediately available funds to: PNC BANK, NATIONAL ASSOCIATION, ABA #083000108, FOR THE BENEFIT OF CENTRAL PACIFIC MORTGAGE ACCOUNT #________________________. THE CUSTODIAN SHALL BE RESPONSIBLE FOR MAKING CERTAIN THAT ALL PROCEEDS FROM THE SALE OF THE MORTGAGE BACKED SECURITY ARE RECEIVED IN ACCORDANCE WITH THE WIRE TRANSFER INSTRUCTIONS SET FORTH ABOVE.

                  PNC shall have no obligation to release its security interest in the Collateral unless and until PNC shall have received the entire proceeds of sale of the Mortgage Backed Security, which proceeds shall not be less than the "Minimum Amount of Proceeds" as set forth on the attached Schedule A. Upon PNC's receipt of such proceeds, its security interest in the Collateral shall terminate without further action. The Collateral has not been assigned or transferred by PNC to any other party.

                  PNC reserves the right at any time, until the Mortgage Backed Security has been purchased, to demand the return of the Collateral to PNC, and Custodian agrees to return to PNC the Collateral in its hands immediately upon such demand by PNC.

                  The person(s) listed on the attached Schedule A are the authorized representatives ("Authorized Representatives") of PNC. Custodian shall not honor any communication from Seller relative to any Collateral that is not confirmed by the written or telephonic consent of an Authorized Representative of PNC, or until PNC has received the Minimum Amount of Proceeds of the sale of the Mortgage Backed Security, as set forth on the attached Schedule A. Custodian shall not deliver any Collateral to any third party, unless delivery is versus payment or unless instructed to do so by PNC. In no event shall the enclosed Notes enclosed herein, the Mortgage Backed Security or any other part of the Collateral be returned to Seller. In the event the Custodian is not able for any reason to comply with the terms of this Bailee Letter, the Custodian shall immediately return all Collateral to PNC at the address below.

                  In the event the Mortgage Backed Security shall not be issued for any reason, please deliver the Collateral to PNC at the address below.

                  By accepting the Collateral, Custodian shall be bound by the terms of this Bailee Letter.

                                            Sincerely,



___________________________
                                            Loan Administrator
                                            PNC BANK,
                                            NATIONAL ASSOCIATION
                                            500 W. Jefferson
                                            Suite 1200
                                            Louisville, Kentucky  40202

                                   SCHEDULE A


Mortgagor Name                                       Minimum Amount of Proceeds

______________________________                       TOTAL    $








PNC:                                PNC BANK, NATIONAL ASSOCIATION
                                    500 West Jefferson
                                    Citizens Plaza, Suite 1200
                                    Louisville, Kentucky  40202
                                    (502) 581-7434   FAX  (502) 581-3844


Authorized Representatives:

Tina Jones
Deena Mattingly
Mark Williams

                                                       Central Pacific Mortgage



                                   EXHIBIT G-2

                          DIRECT INVESTOR BAILEE LETTER


______________________________                              Air Bill #
______________________________
______________________________
______________________________                              Date:



Ladies and Gentlemen:

              Enclosed are ________ original promissory notes in the original principal amount of $__________ (the "Notes") evidencing the mortgage loans described on the attached Schedule A, along with other related documents (collectively, "Collateral"), for inspection by you ("Investor") prior to purchase pursuant to a commitment to purchase such mortgage loans from Central Pacific Mortgage ("Seller"). A security interest in the Collateral and proceeds thereof has been granted to PNC BANK, NATIONAL ASSOCIATION ("PNC"), in accordance with Seller's loan agreement with PNC.

              All Collateral now or hereafter delivered to Investor is to be held by Investor as a custodian, bailee and agent for the benefit of PNC and subject to PNC's exclusive direction and control until released as provided herein. Proceeds of all Collateral accepted for purchase must be remitted immediately, by wire transfer, upon settlement by Investor, in immediately available funds, to: PNC BANK, NATIONAL ASSOCIATION, ABA #083000108, FOR THE BENEFIT OF CENTRAL PACIFIC MORTGAGE ACCOUNT #_______________. INVESTOR SHALL BE RESPONSIBLE FOR MAKING CERTAIN THAT ALL OF THE PROCEEDS FROM THE SALE OF THE COLLATERAL ARE RECEIVED IN ACCORDANCE WITH THE WIRE TRANSFER INSTRUCTIONS SET FORTH ABOVE.

              PNC shall have no obligation to release its security interest in the Collateral unless and until PNC shall have received the entire proceeds of sale of each Note, which proceeds shall not be less than the "Minimum Amount of Proceeds" as set forth on the attached Schedule A. Upon PNC's receipt of such proceeds, its security interest in the Collateral shall terminate without further action. The Collateral has not been assigned or transferred by PNC to any other party.

              Collateral that has not been purchased must be returned to PNC at the address listed below within twenty-one (21) days after the date of this Bailee Letter. PNC reserves the right at any time, until the Collateral has been purchased, to demand the return of the Collateral to PNC, and Investor agrees to return to PNC any Collateral not purchased by Investor immediately upon such demand by PNC.

              The person(s) listed on the attached Schedule A are the authorized representatives ("Authorized Representatives") of PNC. Investor shall not honor any communication from Seller relating to any Collateral that is not confirmed by written or telephonic consent of an Authorized Representative of PNC, or until PNC has received the Minimum Amount of Proceeds of the sale of such Notes, as set forth on the attached Schedule A. Investor shall not deliver any Collateral to any third party without the prior written consent of PNC. In no event shall the Notes enclosed herein be returned to Seller. In the event the Investor is not able for any reason to comply with the terms of this Bailee Letter, the Investor shall immediately return all Collateral to PNC at the address below.

              No deviation in performance of the terms of any previous Bailee Letter will alter any of your duties or responsibilities as provided herein. If PNC files suit to recover the Collateral, or the proceeds from the sale of the Collateral, the prevailing party shall recover all attorney's fees, expenses and costs as a result of such action.

              By accepting the Collateral, Investor shall be bound by the terms of this Bailee Letter.

                                               Sincerely,



-------------------------------
                                               PNC BANK,
                                               NATIONAL ASSOCIATION
                                               500 W. Jefferson, Suite 1200
                                               Louisville, Kentucky 40202

                                   SCHEDULE A


Mortgagor Name                                       Minimum Amount of Proceeds

______________________________                       TOTAL     $








PNC:                                PNC BANK, NATIONAL ASSOCIATION
                                    500 West Jefferson
                                    Citizens Plaza, Suite 1200
                                    Louisville, Kentucky  40202
                                    (502) 581-7434   FAX  (502) 581-3844


Authorized Representatives:

Tina Jones
Deena Mattingly
Mark Williams

         EXHIBIT H


                          TO UCC-1 FINANCING STATEMENT
                     FROM CENTRAL PACIFIC MORTGAGE AS DEBTOR
               TO PNC BANK, NATIONAL ASSOCIATION AS SECURED PARTY


              This Financing Statement covers all of Debtor's right, title and interest in and to the following described property and rights and documentation relative thereto to secure all indebtedness from Debtor to Secured Party under the Credit Facility established pursuant to the Loan Agreement between Secured Party and Debtor (the "Loan Agreement"):

a. Underlying Loans, Underlying Notes, Underlying Mortgages, and Mortgage-Backed Securities;
b.
c. all documents and instruments related to Underlying Loans, Underlying Notes, Underlying Mortgages, and Mortgage-Backed Securities, and all contract rights, personal property, accounts and general intangibles related thereto, including, without limitation, title insurance policies and binders, hazard and liability insurance policies, legal opinions, Purchase Commitments, FHA insurance, VA guaranties, and other guaranties relating thereto;
d.
e. all contracts for the sale or purchase of Underlying Loans or Mortgage-Backed Securities, including all Purchase Commitments, and all interest rate hedge contracts, including futures and cash forward contracts
(or options for such contracts);
f.
g. all documents and records relating to such Underlying Loans, Underlying Notes, Underlying Mortgages, and Mortgage-Backed Securities; and h.
i. the products and proceeds of each of the foregoing, including, without limitation, all receivables arising from the sale thereof, insurance and condemnation proceeds, payments and prepayments of principal and interest, prepayment premiums, late charges, and proceeds of sale of Mortgage-Backed Securities.
j.
k. Definitions: Terms defined in the Loan Agreement shall have the same meanings when used herein unless otherwise defined herein. In addition, the following terms shall have the indicated meanings:
l.

m. "Credit Facility" shall mean the aggregate principal amount available to Debtor under the Loan Agreement.
n.
o. "Underlying Loans" shall mean Government-Backed Mortgage Loans, Conforming Conventional Mortgage Loans, Jumbo Conventional Mortgage Loans and Repurchased Mortgage Loans for which advances under the Loan Agreement have been made by Secured Party. For this purpose:
p.
(1) Government-Backed Mortgage Loans means Single-Family Mortgage Loans insured by FHA under the National Housing Act, as amended, or Title V of the Housing Act of 1949, as amended, or guaranteed by VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code, or with respect to which there are current, binding and enforceable commitments for such insurance issued by FHA or for such guaranties issued by VA, together with all rights and interests related to such Mortgage Loans;
(2)
(3) Conforming Conventional Mortgage Loans means Single-Family Mortgage Loans made on a conventional basis not insured or guaranteed by FHA or VA that comply with all applicable requirements for purchase under either the FNMA or the FHLMC standard form of conventional mortgage purchase contract and any supplement thereto then in effect; and
(4)

(5)        Jumbo Conventional Mortgage Loans means Single-Family Mortgage
Loans that would be Conforming Conventional Mortgage Loans in all other respects but that exceed the maximum individual loan limits of FNMA and FHLMC.
(6)
(7)       "Underlying Mortgages" shall mean Mortgages securing Underlying Loans.
(8)
(9)       "Underlying Notes" shall mean promissory notes evidencing Underlying
Loans.
(10)
(11) "Mortgage-Backed Securities" shall mean securities derived from or secured by Underlying Loans that are intended to be sold to responsible long-term investors.
(12)
(13) "Purchase Commitments" shall mean commitments from long-term investors or representatives of long-term investors to purchase Underlying Loans or Mortgage-Backed Securities.
(14)
(15)
(16)
(17)

                                    EXHIBIT I

                                                    Draft of April __, 199__


                                 Closing Agenda

                         PNC BANK, NATIONAL ASSOCIATION
                                       and
                            CENTRAL PACIFIC MORTGAGE

                       Mortgage Warehousing Loan Agreement
                               (Warehousing Lines)

                                  April , 1998

            Section References to Mortgage Warehousing Loan Agreement



Principal Loan Documents


1.       Mortgage Warehousing Loan Agreement, with following Exhibits
2.
3.                A        -- Mortgage Loan Warehousing Note
4.                B-1      -- Mortgage Loan Warehousing Security Agreement
5.                C-1      -- Funding Application - Warehouse Advance
6.                C-2      -- Funding Application - Wet Funding Advance
7.                D        -- Officer's Certificate of Compliance
8.                E        -- Trust Receipt
9.                F        -- Shipping Schedule
10.               G-1      -- Bailee Letter -- Document Custodian
11.               G-2      -- Bailee Letter -- Direct Investor
12.
                  EXECUTION:  BY BOTH PARTIES (TWO COUNTERPART ORIGINALS)

1.       Mortgage Loan Warehousing Note (Exhibit A)
2.
                  EXECUTION:  BORROWER

1.       Mortgage Loan Warehousing Security Agreement (Exhibit B-1)
2.
                  EXECUTION:  BORROWER

1.       UCC Financing Statements
                  EXECUTION:  BORROWER

          FILING: PNC FILES IN OFFICE OF CALIFORNIA SECRETARY OF STATE

Additional Closing Documents


1.                Resolutions for Extensions of Credit and Incumbency
              certificate -- see Section 4A[2] (form supplied)

1.                Officer's Certificate (form supplied) with reference to:
2.
A.                     Organizational Documents -- see Section 4A[3]

A.                     List of Other Credit Facilities -- see Section 4A[8]
B.
C.                     List of Investors -- see Section 4A[10]
D.
E.                     Closing Agents -- see Section 4A[11]
F.
G.                     Evidence of Insurance -- see Section 4A[13]
H.
I.                     Licenses -- see Section 4A[14]
J.
2.                Legal Opionion as to Borrower -- see Section 4A[4]
              (form supplied)
3.
4.                Report of Financing Statements -- see Section 4A[6]
5.
A.                     Secretary of State of California
B.
6.                Compliance Certificate-- see Section 4A[7] (Exhibit D)
7.
8.                Field Examination -- see Section 4A[12]
9.
10.               Other -- see Section 4A[15]
11.
12.
13.

                                    EXHIBIT J
                                                      Central Pacific Mortgage

                      RESOLUTIONS FOR EXTENSIONS OF CREDIT
                           AND INCUMBENCY CERTIFICATE


                  The undersigned certifies as follows to PNC BANK, NATIONAL ASSOCIATION ("PNC"):


         1.   Name of Corporation:  Central Pacific Mortgage (the "Corporation")

         2.   Chief Executive Office Address:           5750 Sunrise Boulevard
                                                        Citrus Hills, CA  95610

         3.   Taxpayer Identification Number:

         4. Adoption of Resolutions: The Corporation is a corporation formed under the laws of California; the undersigned is the duly elected and qualified Secretary or Assistant Secretary of the Corporation and the following is a true copy of resolutions adopted by the Board of Directors of the Corporation pursuant to a notice and its articles or certificate of incorporation and its regulations or by-laws, and at which a quorum was present, or adopted without a meeting by the written approval of all of the directors of the Corporation, which adoption occurred on February 6, 1997.

         5.       Resolutions:

                  A. Loans and Extensions of Credit. Resolved that any of the following:


               NAME                                  TITLE                                   ACTUAL SIGNATURE
John A. Courson                             President/CEO                              x /s/ John A. Courson
-----------------------------               ------------------------                    ---------------------------
John E. Cassell                             Senior Vice President                      x /s/ John E. Cassell
-----------------------------               ------------------------                    ---------------------------
Michael C. Allemang                         Director                                   x /s/ Michael C. Allemang
-----------------------------               ------------------------                    ---------------------------
Edwin E. Fuchs                              Vice President                             x /s/ Edwin E. Fuchs
-----------------------------               ------------------------                    ---------------------------

are hereby authorized: (i) to effect loans, advances and renewals at any time for the Corporation from PNC; (ii) to sign and deliver any loan agreements, notes and other agreements, instruments, documents or evidences of indebtedness of the Corporation (any of which may contain a warrant of

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



attorney authorizing PNC to confess judgment against the Corporation for all sums due or to become due by the Corporation to PNC); (iii) to request PNC to issue letters of credit and to sign and deliver to PNC any agreements on behalf of the Corporation to reimburse PNC for all payments made and expenses incurred by it under such letters of credit and drafts drawn pursuant thereto; (iv) to sign and deliver any instruments or documents on behalf of the Corporation guaranteeing, endorsing or securing the payment of any debts or obligations of any person, firm or corporation to PNC; (v) to pledge, assign, transfer, mortgage, grant a security interest in or otherwise hypothecate to PNC any stock, securities, commercial paper, warehouse receipts and other documents of title, bills, accounts receivable, contract rights, inventory, equipment, real property, and any other investments or property of the Corporation real or personal, tangible or intangible, as security for the payment of any and all loans, advances, indebtedness and other liabilities of the Corporation to PNC of every kind and description, direct or indirect, absolute and contingent, joint or several, whether as drawer, maker, endorser, guarantor, surety or otherwise, and to execute on behalf of the Corporation mortgages, pledges, security agreements, financing statements and other instruments or documents in connection therewith; (vi) to sign and deliver any amendments, modifications, renewals or supplements to any of the foregoing documents, and (vii) to sell or discount with PNC any commercial paper, bills and other instruments and evidence of indebtedness, warehouse receipts and other documents of title, accounts, accounts receivable, contract rights, and other assets, tangible and intangible, at any time held by the Corporation and for such purpose to endorse, assign, transfer and deliver the same to PNC.

                  B. Revolving Credits. Resolved, that in connection with any extensions of credit obtained by any of the persons authorized in Section 5.1 above, that permit the Corporation to effect multiple advances or draws under such credit, any of the persons listed in Section 5.1 (or any other person designated in writing by any of the persons listed in Section 5.1) shall be authorized to make such advances or draws.

                  C. Telephonic and Facsimile Requests. Resolved, that PNC is authorized to take any action authorized hereunder based upon: (i) the telephonic request of any person purporting to be a person authorized to act hereunder, (ii) the signature of any person authorized to act hereunder that is delivered to PNC by facsimile transmission, or (iii) the telex originated by any of such persons, tested in accordance with such testing procedures as may be established between the Corporation and PNC from time to time.

                  D. General. Resolved, that a certified copy of these resolutions be delivered to PNC and that they and the authority vested in the persons specified herein will remain in full force and effect until a certified copy of a resolution of the Corporation revoking or modifying these resolutions and such authority has been filed with PNC.

         6. Incumbency: Each of the above-named persons holds the office, title or status with the Corporation specified above and that following each person's name, his or her actual signature appears.


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



         7. Resolution in Effect: The foregoing Resolutions now stand of record on the books of the Corporation, are in full force and effect and have not been modified or revoked in any manner whatsoever.

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned have hereunto set their hands and seals this 14 day of April, 1998.



/s/ Darlene Marchetti                  (SEAL)
---------------------------------------
(Assistant) Secretary

Print Name: Darlene Marchetti
           -------------------------------------

Countersignature*

By  /s/ John J. Cleary                   (SEAL)
   --------------------------------------

Print Name:  John J. Cleary
           -------------------------------------

Title:  Senior Vice President
      ------------------------------------
*NOTE: Countersignature by another officer of the Corporation is required when person signing above is designated in Section 5.1 as one of the authorized signatures.


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



                                    EXHIBIT K

                                                      Central Pacific Mortgage

                              OFFICER'S CERTIFICATE


PNC BANK, NATIONAL ASSOCIATION
500 West Jefferson Street
Louisville, KY  40202
Attention: Warehouse Lending

         Re: Mortgage Warehousing Loan Agreement with Central Pacific Mortgage ("Borrower")

Ladies and Gentlemen:

                  Pursuant to Article 4 of the referenced Agreement (defined terms in which shall have the same meanings when used herein), the undersigned hereby certifies, individually and on behalf of Borrower, that attached hereto are true, correct and complete copies of:

         1. Exhibit A -- the instruments of incorporation and bylaws of Borrower, with all amendments thereto, pursuant to Section 4A[3];

         2. Exhibit B -- a list of all (if any) credit facilities and a summary description of the same, including the name of the lender, the amount and maturity date of the credit facility, a description of the collateral therefor and the purpose of the credit facility, pursuant to Section 4A[8];

         3. Exhibit C -- a list of all Investors and, if applicable, their document custodians, together with mailing addresses, telephone numbers and contact persons for the Investors and document custodians, pursuant to
Section 4A[10];

         4. Exhibit D -- a list of a Closing Agents that Borrower will use to close Underlying Loans by Wet Settlement, together with Insured Closing Letters for such Closing Agents, pursuant to Section 4A[11];

         5. Exhibit E -- evidence of Borrower's hazard insurance, fidelity insurance or bond ($300,000 minimum limit), errors and omissions insurance ($300,000 minimum limit) and blanket bond coverage, and an endorsement to such blanket bond naming PNC as additional insured thereunder, pursuant to Section 4A[13]; and

         6. Exhibit F -- copies of all licenses and permits required by applicable law so as to permit Borrower to conduct a mortgage banking business and related activities, pursuant to Section 4A[14];

each of which documents remains in full force and effect as of the date hereof.

Date:  April 15, 1998


/s/ JOHN E. CASSELL          (SEAL)
-----------------------------

                                      Print Name: John E. Cassell
                                                 -----------------------------
                                                 Title: Senior Vice President
                                                       -----------------------

                                    EXHIBIT L

                             [Letterhead of Counsel]

                     FORM OF OPINION OF COUNSEL TO BORROWER

                                 April __, 199_



PNC BANK, NATIONAL ASSOCIATION
500 West Jefferson Street
Louisville, Kentucky  40202
Attention: Warehouse Lending

         Re: Mortgage Warehousing Loan Agreement dated as of April __, 199_, between PNC BANK, NATIONAL ASSOCIATION and CENTRAL PACIFIC MORTGAGE (the "Loan Agreement")

Ladies and Gentlemen:

                  We have acted as counsel to Central Pacific Mortgage (the "Borrower") in connection with the Loan Agreement and the transactions contemplated thereby. This opinion is delivered pursuant to Section 4A[4] of the Loan Agreement. Certain capitalized terms used herein without definition that are defined in the Loan Agreement shall have the meanings specified in the Loan Agreement.

                  For the purposes of this opinion, we have examined and are familiar with, among other things, the Loan Agreement, the Note, the Security Agreement, and the financing statement prepared with reference to the Security Agreement (the "Financing Statement") (collectively, the "Loan Documents"), as well as the other documents delivered by the Borrower, all as described in the Loan Agreement and as executed in connection therewith.

                  We understand that you are relying on this opinion in entering into the transactions contemplated by the Loan Agreement.

                  As counsel for the Borrower, we have examined such records of the Borrower, public records, and other documents and instruments, have made such inquiries of public officials, and have considered such questions of law as we have considered necessary or appropriate for the purposes of this opinion. As to certain matters of fact material to this opinion, we have relied, to the extent we believe appropriate, upon records furnished to us by the Borrower, upon certificates of the corporate officers of the Borrower, and upon certificates and telephone or telephonic updates thereof from public officials. In rendering this opinion, we have assumed the due authorization, execution and delivery of all documents by the persons party thereto other than the Borrower.


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

                  Based upon and subject to the foregoing and the qualifications that follow, and having due regard for the legal considerations under California law that we deem relevant, we are of the opinion that:

         1. The Borrower is a corporation organized, validly existing and in good standing under the laws of the State of California, is duly qualified as a corporation to do business in all states in which such qualification is required by law, and has full power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into the Loan Documents and to consummate the transactions contemplated thereby.

         2. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary action on the part of the Borrower and will not result in any violation of or conflict with or constitute a default under any term of the constitutive documents of the Borrower.

         3. To the best of our knowledge after reasonable investigation, the execution, delivery and performance by the Borrower of the Loan Documents will not result in any violation of or conflict with or constitute a default under any of any judgment, decree, or order issued with respect to the Borrower, any statute, rule or governmental regulation applicable to the Borrower, or any mortgage, indenture, or deed of trust encumbering property or assets of the Borrower or any other material obligation of the Borrower or result in the creation of any mortgage, lien, charge, or encumbrance upon any of the properties or assets of the Borrower (except pursuant to the Security Agreement). To the best of our knowledge after reasonable investigation, the Borrower is not in violation of any judgment, decree or order issued with respect to it.

         4. To the best of our knowledge after reasonable investigation, there is no action, proceeding or investigation pending or threatened against the Borrower, at law or in equity, by or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

         5. The Borrower is not required to obtain any order, consent, approval or authorization of, or required to make any declaration, registration, or filing with, any governmental authority (other than filing the Financing Statement) in connection with the execution, delivery, or performance of the Loan Documents, including the issuance and delivery of the Note pursuant thereto, or in connection with the granting of security interests in the Collateral pursuant thereto.

         6. The Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower enforceable (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) against the Borrower in accordance with their respective terms.

         7. The Financing Statement is in appropriate form for filing as a financing statement in the State of California, which is the only state in which a financing statement is required to be filed in order to perfect a security interest in the Collateral described therein pursuant to the

     Uniform Commercial Code. Upon the due filing of the Financing Statement in the Office of the Secretary of State of California and the payment of filing and/or recording taxes in the approximate amount of $__________, you will have a valid and perfected security interest in the Collateral described therein. No further filing and no refiling is necessary to maintain the perfected status of such security interest, including any with regard to future advances of the Loan, except for a continuation statement, which must be filed within the period of six months preceding the fifth anniversary of the date the Financing Statement is filed, to maintain such perfected status.

         8. The Loan is not usurious or otherwise illegal under the laws of the State of California.

         9. The lending of money by you under the Loan Documents and the enforcement of your rights thereunder in the State of California will not cause you to be deemed to be doing business in such state, and you shall not be subject to taxation by such state or any city or county, except for the filing and/or recording fees specified in paragraph 7.

                  We have not examined title to any of the property intended to be encumbered pursuant to any of the Loan Documents and express no opinion concerning the status of title thereto.

                  We are authorized to practice law in the State of California and express no opinion as to the laws of any jurisdiction other than the State of California and the federal laws of the United States.

                  This opinion is rendered solely for your benefit and the benefit of your counsel, Brown, Todd & Heyburn PLLC, and may not be relied upon in any manner by any other person without our prior written consent.

                                   Sincerely,



                                      L-3